Exhibit 99.1

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of January 22, 2005 (this "Agreement"), is made by and among Monsanto Company, a Delaware corporation ("Parent"), Monsanto Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Seminis, Inc., a Delaware corporation (the "Company").

         WHEREAS, the board of directors of the Company (the "Company Board"), Parent and Merger Sub have determined that this Agreement and the merger of Merger Sub with and into the Company, with the Company as the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement (the "Merger") are advisable and in the best interests of their respective corporations and stockholders and have approved this Agreement and the Merger;

         WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement and incurring the obligations set forth herein, Parent has required the holders of all the outstanding shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") to enter into support agreements, of even date herewith (each, a "Support Agreement"), pursuant to which, among other things, and subject to the terms and conditions therein, each Person party to a Support Agreement agrees to vote, or cause to be voted, all shares of Company Common Stock beneficially owned by such stockholder in favor of the Merger;

         WHEREAS, as additional conditions and inducements to Parent's willingness to enter into this Agreement and incur the obligations set forth herein, Parent has required (i) each of Alfonso Romo Garza, Bruno Ferrari, Mateo Mazal, Bernardo Jimenez, Gaspar Alvarez, Jose Manuel Madero, Charles Edward Green, Franco Campana and Jean Pierre Posa to enter into noncompetition and nonsolicitation agreements of even date herewith (collectively, the "Non-Compete Agreements") and (ii) each of Alfonso Romo Garza, Bernardo Jimenez and Mateo Mazal to enter into a separation agreement of even date herewith with the Company (the "Separation Agreements"), pursuant to which each of Alfonso Romo Garza, Bernardo Jimenez and Mateo Mazal, respectively, has agreed with the Company to terminate his employment as of the Closing Date; and

         WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I.

                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the respective meanings set forth below:

         "Affiliate" of a specified Person means a Person who, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract or otherwise.

         "Agreement" shall have the meaning set forth in the preamble.

         "Award Cancellation Time" means the time that is on the Closing Date and immediately prior to the Effective Time.

         "Award List" shall have the meaning set forth in Section 3.10(a).

         "Benefit Plans" shall have the meaning set forth in Section 4.10(a).

         "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday on which banks are permitted to close in the City and State of New York.

         "Certificate" shall have the meaning set forth in Section 3.8(d).

         "Certificate of Designation" means Certificate of Designation of Preferences and Rights of Class C PIK Preferred Stock of Seminis, Inc. filed with the Secretary of State of the State of Delaware on September 29, 2003.

         "Certificate of Merger" shall have the meaning set forth in Section
3.2.

         "Closing" shall have the meaning set forth in Section 3.2.

         "Closing Date" shall have the meaning set forth in Section 3.2.

         "Co-Investment Agreements" shall mean, collectively, that certain (i) 15% Co-Investment Rights Agreement, dated as of September 29, 2003, between the Company and Marinet, (ii) Hurdle Co-Investment Rights Agreement, dated as of September 29, 2003, between the Company and Marinet, (iii) Hurdle Co-Investment Rights Agreement, dated as of September 29, 2003, between the Company and Fox Paine Capital Fund II, L.P., (iv) Hurdle Co-Investment Rights Agreement, dated as of September 29, 2003, between the Company and Fox Paine Capital Fund II Co-Investors, L.P., (v) Hurdle Co-Investment Rights Agreement, dated as of September 29, 2003, between the Company and the E and A `J' Trust, (vi) Hurdle Co-Investment Rights Agreement, dated as of September 29, 2003, between the


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
Company and FPC Investment GP, (vii) Hurdle Co-Investment Rights Agreement, dated as of September 29, 2003, between the Company and FPSH Coinvestment Fund I, LLC, (viii) Hurdle Co-Investment Rights Agreement, dated as of September 29, 2003, between the Company and FPSH Coinvestment Fund II, LLC, (ix) Hurdle Co-Investment Rights Agreement, dated as of September 29, 2003, between the Company and FPSH Coinvestment Fund III, LLC, (x) Hurdle Co-Investment Rights Agreement, dated as of September 29, 2003, between the Company and FPSH Coinvestment Fund IV, LLC and (xi) Hurdle Co-Investment Rights Agreement, dated as of September 29, 2003, between the Company and FPSH Coinvestment Fund V, LLC.

         "Co-Investment Rights" shall have the meaning set forth in Section 3.12(a).

         "Co-Investment Rights Payment" shall have the meaning set forth in
Section 3.12(a).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" shall have the meaning set forth in the preamble.

         "Company 2004 10-K" shall have the meaning set forth in Section
4.15(a).

         "Company Balance Sheet" means the audited consolidated balance sheet of the Company for the period ended September 30, 2004, contained in the Company's 2004 10-K.

         "Company Board" shall have the meaning set forth in the recitals.

         "Company Common Stock" shall have the meaning set forth in the recitals.

         "Company Competing Transaction" means any recapitalization, merger, consolidation or other business combination involving the Company, or direct or indirect acquisition of shares of Company Common Stock representing 15% or more of the voting power of the Company or any material portion of the assets (except for acquisitions of assets in the ordinary course of business consistent with past practice) of the Company and its Subsidiaries, or any combination of the foregoing.

         "Company Credit Agreement" means the Credit Agreement, dated as of September 29, 2003, among Seminis Vegetable Seeds, Inc., as the borrower, the Company as the parent guarantor, the financial institutions listed on Schedule
2.01 thereof, as lenders, Citicorp North America, Inc., as administrative agent for the lenders, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Rabobank International, New York Branch and CIBC World Markets Corp., as co-documentation agents, Harris Trust and Savings Bank, as syndication agent and joint lead arranger and Citigroup Global Markets Inc, as joint lead arranger, as amended by Amendment No. 1 thereto dated as of January 15, 2004.

         "Company Disclosure Schedule" means the schedule of disclosures delivered by the Company to Parent and Merger Sub concurrent with the execution of this Agreement.

         "Company Employees" means any employee of the Company as of the Closing Date.


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
         "Company Germplasm" means the germplasm used in the breeding or research programs of the Company and its Subsidiaries.

         "Company Indenture" means the Indenture, dated as of September 29, 2003, between Seminis Vegetable Seeds, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

         "Company Intellectual Property" means the intellectual property rights used in the conduct of the business of the Company or its Subsidiaries, including all patents and patent applications, plant variety protection certificates and applications therefor, trademarks, trademark registrations and applications, domain names, copyrights and copyright registrations and applications, computer programs, technology, know-how, trade secrets, proprietary processes, inventions, service marks, original works of authorship and formulae, together with the goodwill associated with the foregoing.

         "Company's Knowledge" means the actual knowledge, after reasonable inquiry, of Bernardo Jimenez, Alfonso Romo Garza, Mateo Mazal, Bruno Ferrari, C. Edward Green, Jose Manuel Madero, Gaspar Alvarez, Keith Redenbaugh, Oscar Velasco, Franco Campana, Jean Pierre Posa, Juliet Ream, Bruno Rossolini, Dieter Holtz, Patrick Turner, Steve Witt and, with respect to seedmen's claims only, Pieter Vandenberg.

         "Company Material Adverse Effect" means any event, change, circumstance, effect or state of facts that is or is reasonably likely to be materially adverse to (a) the business, results of operations, condition (financial or otherwise), assets or liabilities of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the Merger, except to the extent that such adverse effect results from (i) general economic conditions or changes therein, (ii) financial or securities market fluctuations or conditions, (iii) changes in, or events or conditions affecting, the industries or businesses in which the Company and its Subsidiaries operate, (iv) the announcement of the transactions contemplated by this Agreement, or (v) any actions that may be required pursuant to Section 6.6(a) or 9.7, which effect in the case of clauses (i), (ii) and (iii) does not disproportionately affect the Company and its Subsidiaries in a material and adverse manner.

         "Company Notes" shall mean the $190,000,000 aggregate principal amount of 10 1/4% Senior Subordinated Notes due 2013 and the $140,000,000 aggregate principal amount of 10 1/4% Senior Subordinated Notes due 2013, the terms of which are governed by the Company Indenture.

         "Company Permits" shall have the meaning set forth in Section 4.9.

         "Company Preferred Stock" shall mean the Class C PIK Preferred Stock of the Company, par value $.01 per share.

         "Company PVP Certificates" shall have the meaning set forth in Section 4.12(a).

         "Company SEC Documents" shall have the meaning set forth in Section 4.4(a).

         "Company Securities" shall have the meaning set forth in Section
4.2(a).


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
         "Company Stock Plans" shall have the meaning set forth in Section 3.10(a).

         "Company Stockholder Approval" means the vote of a majority of the voting power of the Company Common Stock for the adoption of this Agreement and the Merger, or the obtainment of written consents of all of the Company Stockholders in favor of adoption of this Agreement and the Merger.

         "Confidentiality Agreement" shall have the meaning set forth in Section 6.5(a).

         "Controlled Group Liability" shall have the meaning set forth in
Section 4.10(f).

         "CVR Agreement" shall mean a contingent value right agreement, between Marinet and the Parent in the form of Exhibit A.

         "CVR Option Notice" shall have the meaning set forth in Section
3.12(b).

         "Desarrollo" means Desarrollo Consolidado de Negocios, S.A. de C.V.

         "DGCL" means the General Corporation Law of the State of Delaware.

         "Dissenting Shares" shall have the meaning set forth in Section 3.9.

         "Effective Time" shall have the meaning set forth in Section 3.2.

         "Environmental Claim" shall have the meaning set forth in Section 4.17(a).

         "Environmental Laws" means all applicable statutes, laws, ordinances, codes, common law, licenses, permits, rules, regulations, orders, demands, approvals, authorizations and similar items of any Governmental Entity relating to pollution or Hazardous Substances or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or emissions, discharges, releases, disposal or handling of any pollutants or Hazardous Substances.

         "ERISA" shall have the meaning set forth in Section 4.10(a).

         "ERISA Affiliate" shall have the meaning set forth in Section 4.10(c).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Existing Policy" shall have the meaning set forth in Section 6.8(c).

         "Financial Statements" shall have the meaning set forth in Section 4.4(a).

         "GAAP" means U.S. generally accepted accounting principles.

         "Governmental Entity" shall have the meaning set forth in Section 4.6.

         "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls, lead or lead-based paints or materials.

         "HMO" shall have the meaning set forth in Section 4.10(c).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indebtedness" of any Person means (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, and excluding ordinary operating leases), (b) any other obligations of such Person that are evidenced by a note, bond, debenture or similar instrument, (c) all obligations under conditional sale or other title retention agreements relating to property purchased, (d) capital lease or sale-leaseback obligations, (e) all liabilities secured by any Lien on any property (other than ordinary operating leases), and
(f) any guarantee or assumption of any of the foregoing in clauses (a) through
(e) above or guaranty of minimum equity or capital or any make-whole or similar obligation or any other guarantee of indebtedness of a third party.

         "Indemnified Parties" shall have the meaning set forth in Section
6.8(b).

         "Insurance Policies" shall have the meaning set forth in Section 4.16.

         "IRS" means the U.S. Internal Revenue Service.

         "Key Employee" means any Chief Executive Officer, President, Executive Vice President or Senior Vice President or other employee of the Company or its Subsidiaries whose annual base salary (excluding bonuses and other non-salary compensation) exceeds $100,000.

         "Leased Real Property" shall have the meaning set forth in Section 4.18(a).

         "Lien" means, with respect to any asset (including any security), any security interests, liens, claims, charges, title defects, deficiencies or exceptions (including, with respect to Real Property Leases, subleases, assignments, licenses or other agreements granting to any third party any interest in a Real Property Lease or any right to the use or occupancy of any Leased Real Property), mortgages, pledges, easements, encroachments, restrictions on use, rights-of-way, rights of first refusal, options, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever in respect of such asset.

         "Management Agreement" shall mean that certain Management Fee Letter Agreement, dated as of May 30, 2003, between Seminis Merger Corp., Fox Paine & Company, LLC and Desarrollo, as amended.


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
         "Marinet" means Marinet Investments, LLC.

         "Material Contracts" shall have the meaning set forth in Section
4.15(a).

         "Merger" shall have the meaning set forth in the recitals.

         "Merger Approvals" means any approval, consent, order, exemption or waiver under the HSR Act, and similar rules and regulations of foreign Governmental Entities relating to competition and merger control matters.

         "Merger Consideration" shall have the meaning set forth in Section 3.8(d).

         "Merger Sub" shall have the meaning set forth in the preamble.

         "MS Common Stock" means shares of common stock, par value $.01 per share, of Merger Sub.

         "New Company Common Stock" shall mean the shares of common stock of the Surviving Corporation, par value $.01 per share.

         "New Plans" shall have the meaning set forth in Section 6.12(b).

         "NOL Carryforwards" shall have the meaning specified in Section 4.13.

         "Non-Compete Agreements" shall have the meaning set forth in the recitals.

         "Old Plans" shall have the meaning set forth in Section 6.12(b)(i).

         "Outside Date" shall mean July 31, 2005.

         "Owned Real Property" shall have the meaning set forth in Section 4.18(a).

         "Parent" shall have the meaning set forth in the preamble.

         "Parent Disclosure Schedule" means the schedule of disclosures delivered by Parent to the Company concurrent with the execution of this Agreement.

         "Parent Material Adverse Effect" means any event, change, circumstance, effect or state of facts that is or is reasonably expected to be materially adverse to the ability of Parent or Merger Sub to consummate the Merger.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Per Share Amount" shall mean $10.52.

         "Permitted Exceptions" shall have the meaning set forth in Section 4.20(e).

         "Permitted Liens" means (a) growers', mechanics', carriers', workers', repairers', materialmen's, warehousemen's, and other similar Liens arising in the ordinary course of the


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
Company's business and either (i) for sums not yet due and payable or (ii) such Liens as are less than $100,000 in amount and are being contested in good faith and by appropriate proceedings, (b) Liens under the Company Credit Agreement,
(c) Liens for current Taxes not yet due or payable or being contested in good faith or for supplemental Taxes for which the Company has not received a written notice of assessment, and (d) any other covenants, conditions, restrictions, reservations, rights and non-monetary Liens incurred or suffered in the ordinary course of business and that (i) do not materially detract from the current use of the applicable Real Property and (ii) would not, individually or in the aggregate, have a Company Material Adverse Effect.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or "group" (as defined in the Exchange Act).

         "Proxy Statement" shall have the meaning set forth in Section 6.2.

         "Real Property" shall have the meaning set forth in Section 4.18(a).

         "Real Property Lease" shall mean any contract or agreement to which the Company or any of its Subsidiaries is a party relating to the lease of real property used by the Company or its Subsidiaries requiring annual payments in excess of (or reasonably expected to be in excess of) $100,000.

         "Record Date" shall mean the date on which holders of Company Common Stock on such date, as reflected on the Company's (or its transfer agent's) books and records, shall be entitled to vote at the Stockholders Meeting, if held, which date shall be determined in accordance with the Company's Bylaws and other applicable requirements.

          "Related Agreements" shall mean the Support Agreement, the Non-Compete Agreements and the Separation Agreements.

         "Related Transactions" shall mean the transactions contemplated by the Related Agreements.

         "Required Approval" shall have the meaning set forth in Section 7.1(b)(iii).

         "Restricted Shares" means shares of restricted stock granted under any Company Stock Plan.

         "RSU" shall have the meaning set forth in Section 3.10(a).

         "SEC" means the U.S. Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Separation Agreements" shall have the meaning set forth in the recitals.


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
         "Stock Option" shall have the meaning set forth in Section 3.10(a).

         "Stockholders' Agreement" shall mean the Amended and Restated Stockholders' Agreement, dated as of September 29, 2003, by and among Seminis, Inc. and the investors listed on the signature pages thereto.

         "Stockholders Meeting" shall have the meaning set forth in Section 6.1.

         "Subsidiary" means, with respect to any Person, any other Person, whether incorporated or unincorporated or domestic or foreign to the United States, of which (a) such first Person or any other Subsidiary of such first Person is a general partner (excluding such partnerships where such first Person or any Subsidiary of such first Person does not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such first Person or by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.

         "Support Agreement" shall have the meaning set forth in the recitals.

         "Surviving Corporation" shall have the meaning set forth in Section
3.1.

         "Tail Period" shall have the meaning set forth in Section 6.8(c).

         "Tax Returns" means all reports, returns, information returns, statements, declarations and certifications required to be filed with respect to Taxes.

         "Taxes" means all U.S. or non-U.S. federal, national, state or local taxes, assessments, levies or other governmental charges in the nature of taxes, including all income, franchise, gross receipt, custom duties, withholding, employment, unemployment insurance, social security, sales, use, excise, real and personal property, stamp, transfer, value added taxes (VAT) and workers' compensation taxes, and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions payable with respect thereto.

         "Transmittal Documents" shall have the meaning set forth in Section 3.11(a).

         "WARN Act" shall have the meaning set forth in Section 4.11(b).

         "Warrant Agreements" shall have the meaning set forth in Section
4.2(a).

         "Warrants" shall have the meaning set forth in Section 3.13.

                                   ARTICLE II.

                        RESTRUCTURING OF PREFERRED STOCK

         SECTION 2.1. Company Preferred Stock. Upon Closing, Parent shall cause the Company to provide to the holders of Company Preferred Stock a Change of Control Offer (as


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
defined in the Certificate of Designation) as required by Part 7 of the Certificate of Designation and, if necessary, will provide to the Company the funds required to redeem the Preferred Stock.



                                  ARTICLE III.

                                   THE MERGER

         SECTION 3.1. The Merger. Subject to the conditions of this Agreement and in accordance with the DGCL, the parties hereto shall consummate the Merger pursuant to which (a) Merger Sub shall merge with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and (c) the corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

         SECTION 3.2. Effective Time. As soon as practicable after the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in Article VII, the parties hereto shall cause a certificate of merger substantially in the form attached hereto as Exhibit B (the "Certificate of Merger") to be executed and filed on the Closing Date (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The closing of the Merger (the "Closing") will take place (a) at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, at 10:00 a.m. New York City time as soon as reasonably practicable (but in any event no later than the third Business Day) after satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in Article VII (other than those conditions that are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable law) of such other conditions), or (b) at such other place or time and/or such other date as the parties may agree. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date." The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later date and time as the parties shall agree and as shall be specified in the Certificate of Merger (the time the Merger becomes effective, the "Effective Time").

         SECTION 3.3. Effects of the Merger. The Merger shall have the effects as set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.


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
         SECTION 3.4.  Certificate of Incorporation and Bylaws.

                  (a) The certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with its terms and applicable law.

                  (b) The bylaws of Merger Sub in effect immediately prior to the Effective Time, in the form attached hereto as Exhibit C, shall be the bylaws of the Surviving Corporation until amended in accordance with their terms and applicable law.

         SECTION 3.5. Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

         SECTION 3.6. Officers. Subject to the terms of the Separation Agreements, the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

         SECTION 3.7. Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall determine in good faith or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         SECTION 3.8. Effect on the Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any shares of Company Common Stock, Company Preferred Stock or any shares of capital stock of Merger Sub:

                  (a) Each share of MS Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of New Company Common Stock following the Merger.

                  (b) Each share of Company Common Stock, if any, that is owned by Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no cash, Company Common Stock or other consideration shall be delivered or deliverable in exchange therefor.


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
                  (c) Each share of Company Common Stock that is owned by or held in the treasury of the Company immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no cash, Company Common Stock or other consideration, including the Merger Consideration, shall be delivered or deliverable in exchange therefor.

                  (d) Shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares to be canceled pursuant to Sections 3.8(b) and 3.8(c) and any Dissenting Shares) held by each stockholder of the Company shall be converted into the right to receive an amount in cash (the "Merger Consideration") equal to the product of (A) the number of shares of Company Common Stock owned by such stockholder immediately prior to the Effective Time, and (B) the Per Share Amount. The Merger Consideration shall be payable to the holder of shares of Company Common Stock, without interest thereon, upon the surrender of the certificate or certificates formerly representing such shares of Company Common Stock (each, a "Certificate") in the manner provided in Section 3.11, less any required withholding of U.S. federal, state, local or foreign Taxes. From and after the Effective Time, all such shares of Company Common Stock so converted into the Merger Consideration shall no longer be outstanding and shall be deemed to be canceled and retired and shall cease to exist, and each holder of a Certificate or Certificates shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such Certificate or Certificates in accordance with Section 3.11 (or, with respect to Dissenting Shares, as provided in Section 3.9).

                  (e) Each share of Company Preferred Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time shall remain issued and outstanding or held as treasury stock, as the case may be, and shall be unaffected by the Merger.

         SECTION 3.9. Dissenting Shares. Anything in this Agreement to the contrary notwithstanding, each share of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such share of Company Common Stock or Company Preferred Stock in accordance with Section 262 of the DGCL, if such
Section 262 of the DGCL provides for appraisal rights for such shares of Company Common Stock or Company Preferred Stock in the Merger ("Dissenting Shares"), shall not, in the case of the Company Common Stock, be converted into or be exchangeable for the right to receive the Merger Consideration unless and until such holder of Company Common Stock as the case may be, fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the DGCL (and, in the case of the Preferred Stock, shall be treated in accordance with the DGCL). If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall: (w) in the case of Company Common Stock, thereupon be treated as if such shares had been converted as of the Effective Time into the right to receive the Merger Consideration, if any, to which such holder is entitled, without interest or dividends thereon; and (x) in the case of Company Preferred Stock, be treated in accordance with the DGCL. The Company shall give Parent (y) prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock or Company Preferred Stock, if applicable, attempted written withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights to appraisal with respect to the Merger; and (z) the opportunity to direct all negotiations and proceedings with respect to any exercise of such appraisal rights under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for payment of fair value for capital stock of the Company, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         SECTION 3.10. List of Other Equity Awards; Treatment of Other Equity Awards.

                  (a) Section 3.10(a) of the Company Disclosure Schedule contains a true and complete list (the "Award List") of each option to purchase shares of Company Common Stock (a "Stock Option") and each restricted stock unit ( "RSU") granted under each employee and director stock incentive or compensation plan, agreement or arrangement (the "Company Stock Plans") outstanding as of the date hereof (along with the exercise prices thereof, if applicable).

                  (b) At the Award Cancellation Time, each then-outstanding Stock Option and RSU (whether vested or unvested), shall be canceled and, in consideration of such cancellation, the Company shall pay or cause to be paid to the holder on the first Business Day following the Award Cancellation Time, in full satisfaction of such Stock Option or RSU, as applicable, less any applicable withholding tax, an amount in cash equal to the product of (i) (x) in the case of any Stock Option, the excess of the Per Share Amount over the exercise price per share of such unexercised Stock Option, if any, or (y) in the case of any RSU, the Per Share Amount and (ii) the number of shares of Company Common Stock subject to such Stock Option, or RSU, as applicable.

                  (c) The Company shall (i) take all actions reasonably necessary to cause the actions and effects specified in Section 3.10(b) to occur, (ii) take all actions reasonably necessary, with Parent's assistance, to ensure that, effective as of the Award Cancellation Time, no holder of Stock Options or RSU will have any right to receive any shares of capital stock of the Company or, if applicable, the Surviving Corporation, upon exercise of any Stock Option or settlement of any RSU, as applicable, or any other event, and (iii) provide its reasonable cooperation to Parent in connection with the actions contemplated by this Section 3.10.

         SECTION 3.11.  Payment for Shares.

                  (a) As soon as reasonably practicable after the date hereof but in no event later than the earlier of (i) 30 days after the date hereof and
(ii) five days prior to the Closing Date, Parent shall mail by overnight courier to each record holder of an outstanding Certificate(s), whose shares of Company Common Stock are to be converted pursuant to Section 3.8(d) into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate(s) shall pass, only upon proper delivery of the Certificate(s) to Parent and shall be in such form and have such other provisions not inconsistent with this Agreement as Parent may reasonably designate), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration (together, the "Transmittal Documents"). Upon surrender of a Certificate(s) for cancellation to Parent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal and any other required documents, duly executed, the holder of such Certificate(s) shall be entitled to receive in exchange therefor as of the Effective Time the Merger Consideration in respect of all shares of Company Common Stock formerly represented by such surrendered Certificate(s), without any interest thereon, pursuant to Section 3.8(d). The Certificate(s) so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate(s) is registered, it shall be a condition of payment that the Certificate(s) so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer, that the signatures on the Certificate(s) or any related stock power shall be properly guaranteed and that the Person requesting such payment shall have established to the satisfaction of Parent that any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate(s) surrendered have been paid or are not applicable. Until surrendered in accordance with the provisions of and as contemplated by this
Section 3.11, any Certificate(s) (other than Certificate(s) representing shares of Company Common Stock subject to Sections 3.8(b) and (c) and other than Dissenting Shares) shall be deemed, at any time after the Effective Time, to represent only the right to receive the Merger Consideration in cash without interest as contemplated by this Section 3.11. Upon the surrender of a Certificate(s) in accordance with the terms and instructions contained in the Transmittal Documents, Parent shall pay to the holder of such Certificate(s) in exchange therefor cash in an amount equal to the Merger Consideration (other than Certificate(s) representing shares of Company Common Stock subject to Sections 3.8(b) and (c) and other than Dissenting Shares) by wire transfer of immediately available funds to the account(s) designated by such holder on or before (i) the Closing Date, if such holder surrendered such documentation to the Parent on or prior to 12:00p.m., New York City time, on the Business Day preceding the Closing Date, or (ii) the second Business Day after such delivery, if such delivery is made after such time.

                  (b) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of any shares of capital stock thereafter on the records of the Company. If, after the Effective Time, a Certificate (other than those subject to Sections 3.8(b) and (c)) is presented to the Surviving Corporation, it shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Section 3.11. No interest shall accrue or be paid on any cash payable upon the surrender of a Certificate.

                  (c) From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to shares of Company Common Stock represented by such Certificates except as otherwise provided herein or by applicable law.

                  (d) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, Parent shall pay or cause to be paid in exchange for such lost, stolen or destroyed Certificate the relevant portion of the Merger Consideration in accordance with Section 3.8(d) for shares of Company Common Stock represented thereby. When authorizing such payment of any portion of the Merger Consideration in exchange therefor, Parent may, in its discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  (e) Promptly following the date that is one year after the Effective Time, holders of Certificates shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar laws) only as a general creditor thereof with respect to any portion of the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon.

                  (f) The Merger Consideration paid in the Merger shall be net to the holder of shares of Company Common Stock in cash, subject to reduction only for any applicable required federal, state, local or foreign withholding Taxes. To the extent that amounts are so withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such withholding was made.

                  (g) Anything to the contrary in this Section 3.11 notwithstanding, to the fullest extent permitted by law, neither Parent nor the Surviving Corporation shall be liable to any holder of a Certificate for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If Certificates are not surrendered prior to two years after the Effective Time, unclaimed funds payable with respect to such Certificates shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

         SECTION 3.12.  Co-Investment Rights.

                  (a) Subject to the terms of Section 3.12(b), provided that the holder of co-investment rights set forth in any of the Co-Investment Agreements (the "Co-Investment Rights") has executed the Support Agreement, notwithstanding anything to the contrary set forth in the Co-Investment Agreement applicable to such Co-Investment Rights, on the Closing Date, such Co-Investment Rights will be terminated, and, in consideration of such termination, the Company shall pay to the holder of such Co-Investment Rights as of the Effective Time, in full satisfaction of its Co-Investment Rights, less any applicable withholding tax, an amount in cash (a "Co-Investment Rights Payment") equal to the product of (i) the excess of the Per Share Amount over $3.40 and (ii) the number of shares of Company Common Stock that each holder of Co-Investment Rights is entitled to receive pursuant to its Co-Investment Rights as set forth in Section 3.12(a) of the Company Disclosure Schedule.

                  (b) Notwithstanding anything herein to the contrary, Marinet may, no later than five (5) Business Days prior to the Closing Date, deliver to Parent a notice informing Parent that Marinet elects to reduce the Co-Investment Rights Payment it would otherwise be entitled to receive pursuant to Section 3.12(a) in exchange for the contingent value right described in the CVR Agreement (the "CVR Option Notice"). In the event Marinet delivers to Parent a CVR Option Notice in accordance with this Section 3.12(b), (i) the Co-Investment Rights Payment otherwise payable to Marinet pursuant to Section 3.12(a) will be reduced by $50,000,000 and (ii) Parent and Marinet will execute and deliver the CVR Agreement at the Closing.

         SECTION 3.13. Warrant Agreements. Provided that the holder of outstanding warrants to purchase Company Common Stock (the "Warrants") granted under any of the Warrant Agreements has executed the Support Agreement, notwithstanding anything to the contrary set forth in the Warrant Agreement applicable to such Warrants, upon consummation of the Merger, such Warrants, whether or not then exercisable or vested, shall be acquired by the Company for cancellation in consideration of payment to the holder of such Warrants of an amount in respect thereof equal to the product of (A) the excess, if any, of the Per Share Amount over the per share exercise price thereof and
(B) the number of shares of Company Common Stock subject thereto (such payment to be net of applicable required withholding taxes) as set forth in Section 3.13 of the Company Disclosure Schedule.

                                   ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Company 2004 10-K or in the Company Disclosure Schedule (it being understood that any matter set forth in any section of the Company Disclosure Schedule shall be deemed disclosed with respect to any other section of the Company Disclosure Schedule to the extent such matter is disclosed in a way as to make its relevance to the information called for by such other section reasonably clear on its face), the Company hereby represents and warrants to Parent and Merger Sub as follows:

         SECTION 4.1.  Organization and Qualification; Subsidiaries.

                  (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be in good standing or to have such power, authority and governmental approvals, would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has heretofore delivered to Parent accurate and complete copies of the certificate of incorporation and bylaws, as currently in effect, of the Company. Section 4.1(a) of the Company Disclosure Schedule sets forth a complete list of the Company's Subsidiaries.

                  (b) Each of the Company and its Subsidiaries is duly qualified or licensed and, if applicable, in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  (c) The Company does not own, directly or indirectly, and has not entered into any agreement to acquire any equity in (other than equity of its Subsidiaries) or debt of (other than debt of its Subsidiaries and other than short-term investments of the Company's working capital in high-grade commercial paper or similar high-grade, short-term instruments) or similar interest, or assets operated as a business of, any Person.

         SECTION 4.2.  Capitalization of the Company and its Subsidiaries.

                  (a) The authorized capital stock of the Company consists of:
(i) 200,000,000 shares of Company Common Stock, and (ii) 5,000,000 shares of preferred stock of the Company, par value $.01 per share, 400,000 shares of which are designated as shares of Company Preferred Stock. As of the date hereof, (i) 64,333,205 shares of Company Common Stock were issued and outstanding and (ii) 50,000 shares of Company Preferred Stock were issued and outstanding. All of the outstanding shares of Company Common Stock and Company Preferred Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of the date hereof, a total of (i) 4,937,802 shares of Company Common Stock were reserved for issuance pursuant to outstanding Stock Options and RSUs, and no other shares of Company Common Stock are subject to issuance pursuant to Stock Options or any other equity based awards, (ii) 3,873,108 shares of Company Common Stock were reserved for issuance upon the exercise of currently outstanding warrants issued under the warrant agreements listed in Section 4.2(a) of the Company Disclosure Schedule (the "Warrant Agreements") and (iii) 32,664,256 shares of Company Common Stock were reserved for issuance upon the exercise of Co-Investment Rights. Set forth in Section 4.2(a) of the Company Disclosure Schedule is a complete and accurate list of (i) the Company Stock Plans and the number of shares of Company Common Stock reserved for issuance pursuant to Stock Options outstanding as of the date hereof under each such Company Stock Plan, and no other shares of Company Common Stock are subject to issuance pursuant to such Company Stock Plans, (ii) all warrant agreements to acquire capital stock of the Company and the number of shares of Company Common Stock reserved for issuance pursuant to such warrant agreements, and no other shares of capital stock of the Company are subject to issuance pursuant to such warrant agreements and (iii) all Co-Investment Agreements to acquire capital stock of the Company and the number of shares of Company Common Stock reserved for issuance pursuant to such Co-Investment Agreements, and no other shares of capital stock of the Company are subject to issuance pursuant to such Co-Investment Agreements. Since January 19, 2005, no shares of capital stock of the Company have been issued other than pursuant to Stock Options set forth on the Award List, Warrant Agreements or Co-Investment Agreements existing as of date hereof, and since January 19, 2005, no Stock Options, Restricted Shares, Warrants or Co-Investment Rights have been granted. Except as set forth above or in Section 4.2(a) of the Company Disclosure Schedule, there are no outstanding (i) shares of capital stock (including Restricted Shares) or other voting securities of the Company, (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company,
(iii) options, warrants or other rights to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or
(iv) equity equivalents, interests in the ownership or earnings of the Company or other similar rights (collectively, "Company Securities"). Other than as contemplated by this Agreement, Stockholders' Agreement or employment agreements set forth in Section 4.10(a) of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

                  (b) All of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). All such shares have been validly issued, fully paid and nonassessable, and have been issued free of preemptive rights. There are no outstanding securities of the Company or any of its Subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or any of its

Subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of, any capital stock or other ownership interests in, or any other securities of, any Subsidiary of the Company. There are no outstanding equity equivalents, interests in the ownership or earnings or similar rights of any Subsidiary of the Company. There are no contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any Subsidiary of the Company, other than as contemplated by this Agreement and the Stockholders' Agreement.

                  (c) No class of equity securities of the Company or any of its Subsidiaries is registered or required to be registered under the Exchange Act. No Subsidiary of the Company owns any capital stock in the Company.

                  (d) Other than the Support Agreements and the Stockholders' Agreement, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries or to the Company's Knowledge, any of the Company's stockholders, is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

                  (e) Other than with respect to the Indebtedness set forth in
Section 4.2(e) of the Company Disclosure Schedule, there is no Indebtedness of the Company or any of its Subsidiaries existing that contains any material restriction upon, or imposes any material penalty with respect to (i) the prepayment of such Indebtedness, (ii) the incurrence of Indebtedness by the Company or its Subsidiaries, respectively, or (iii) the ability of the Company or its Subsidiaries to grant any Liens on its properties or assets.

         SECTION 4.3.  Authority Relative to this Agreement.

                  (a) The Company has all the necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining Company Stockholder Approval, to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and, except for obtaining the Company Stockholder Approval, no other corporate action or corporate proceeding on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by Parent and Merger Sub, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding of law or equity).

                  (b) The Company Board, at a meeting thereof duly called and held prior to the date hereof (i) determined that this Agreement, the Related Agreements to which it is a party, the Merger and the Related Transactions are in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Merger, and (iii) resolved to recommend that the Company's stockholders adopt this Agreement and the Merger.

         SECTION 4.4.  SEC Reports; Financial Statements.

                  (a) Since September 29, 2003, the Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act and the Exchange Act (any such documents filed since September 29, 2003 and prior to the Closing Date collectively, including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"). The Company SEC Documents, including any financial statements or schedules included therein, at the time filed, or, in the case of registration statements, on their respective effective dates, (i) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be and (ii) did not at the time filed (or, in the case of registration statements, at the time of effectiveness) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any form, report or other document with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The financial statements included in the Company SEC Documents (the "Financial Statements") (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) complied on the date of filing and effectiveness thereof in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto on the date of filing and effectiveness thereof,
(iii) have been prepared in accordance with GAAP as in effect as of the dates of such financial statements applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited statements, as permitted by the rules and regulations of the SEC during the periods involved), and (iv) fairly present in all material respects in accordance with GAAP the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its Subsidiaries as of the times and for the periods referred to therein, except that any Financial Statements that are unaudited, interim financial statements were or are subject to normal and recurring year end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount.

                  (b) Except as otherwise available via the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) service, the Company has heretofore made available to Parent, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for its most recently completed fiscal year and (ii) all other reports (other than Quarterly Reports on Form 10-Q) or registration statements filed by the Company with the SEC since September 29, 2003.

         SECTION 4.5. Proxy Statement. In the event a Stockholders Meeting is held, none of the information included in the Proxy Statement will, at the time mailed to the Company's stockholders or at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which such statements are made, not misleading, except that no representation is made by the Company with respect to statements made in or omitted from the Proxy Statement relating to Parent or its Affiliates based on information supplied by Parent or its Affiliates for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the DGCL.

         SECTION 4.6. Consents and Approvals, No Violations. No filing with or notice to, and no permit, authorization, consent or approval of, any federal, state, local or foreign court or tribunal or administrative, governmental, arbitral or regulatory body, agency or authority (each, a "Governmental Entity"), is required on the part of the Company or any of its Subsidiaries for the execution, delivery and performance by the Company of this Agreement or the Related Agreements or the consummation by the Company of the transactions contemplated hereby or thereby, except (a) pursuant to the applicable requirements of the Securities Act and the Exchange Act, (b) the filing of the Certificate of Merger pursuant to the DGCL, (c) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, have a Company Material Adverse Effect, and (d) in connection with the requirements of the HSR Act and the rules and regulations in foreign jurisdictions governing antitrust or merger control matters. Neither the execution, delivery and performance of this Agreement or the Related Agreements to which it is a party by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws (or similar governing documents) of the Company or of any its Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, alteration or acceleration, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries, or trigger any rights of first refusal) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties, capital stock or assets may be bound or result in the loss or impairment of the Company's or any of its Subsidiary's right to use the Company Intellectual Property, Company PVP Certificates or Company Germplasm, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) above for violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Company Material Adverse Effect.

         SECTION 4.7. No Default. None of the Company or any of its Subsidiaries is in default, breach or violation (and no event has occurred that with notice or the lapse of time or both would constitute a default, breach or violation) of any term, condition or provision of (a) its certificate of incorporation or bylaws (or similar governing documents), (b) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (c) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their respective properties or assets, except in the case of (b) or (c) above for violations, breaches or defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect.

         SECTION 4.8.  No Undisclosed Liabilities; Absence of Changes.

                  (a) Except (i) for liabilities incurred since September 30, 2004 in the ordinary course of business consistent with past practice, or (ii) for liabilities and obligations reasonably required by the Merger or any other transactions contemplated by this Agreement or the Related Agreements, neither the Company nor any of its Subsidiaries has, or has incurred since September 30, 2004, any material liabilities or obligations of any nature, whether or not absolute, accrued, contingent or otherwise, that would be required to be reflected or reserved against on a consolidated balance sheet, or in the notes thereto, of the Company and its Subsidiaries prepared in accordance with GAAP.

                  (b) Other than as reasonably required by this Agreement and the Related Agreements, (i) since September 30, 2004 and prior to the date hereof, the Company and its Subsidiaries have conducted their businesses in the ordinary course of business consistent with past practice, and (ii) since September 30, 2004 and prior to the date hereof, the Company has not taken any of the actions set forth in paragraphs (a) through (q) of Section 6.3.

                  (c) Since September 30, 2004, there has not been any Company Material Adverse Effect.

         SECTION 4.9.  Compliance with Applicable Law.

                  (a) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect: (i) the Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted ("Company Permits"); (ii) there has not occurred any default under, or violation of, or failure of compliance under, any such Company Permit; (iii) the businesses of the Company and its Subsidiaries, including but not limited to their practices with respect to the employment of labor are not being, and have not been, conducted in violation of any law, ordinance, regulation, order, judgment, injunction, writ or decree of any Governmental Entity; and (iv) there is (and during the past two years, there has been) no claim, action, proceeding, review or investigation pending or threatened against the Company or any Subsidiary of the Company or any of their respective products by, on behalf of or before any Governmental Entity.

                  (b) To the Company's Knowledge, neither the Company nor any of its Subsidiaries, nor any director, officer, agent or employee of the Company or any of its Subsidiaries, has, in the past five years, acting on behalf of the Company or any of its Subsidiaries, (i) made, authorized, offered or promised to make any unlawful payment or transfer of anything of value, directly or indirectly through a third party, to any officer, employee or representative of a foreign government or any department, agency or instrumentality thereof (including any state-owned enterprise), political party, political campaign or public international organization, in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law of similar effect; (ii) otherwise taken any action which would cause the Company or any of its Subsidiaries to be in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law of similar effect; or (iii) violated any applicable law pertaining to export controls, antiboycott restrictions or trade sanctions.

         SECTION 4.10.  Employee Benefit Matters.

                  (a) Section 4.10(a) of the Company Disclosure Schedule sets forth a complete list of all material employee, consultant or director benefit plans, arrangements or agreements, including any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, retirement, welfare benefit, vacation, stock purchase, stock option, equity, severance, termination, indemnity, employment, change of control or fringe benefit plan, program, arrangement or agreement that provides benefits to any current or former employee or director of the Company or any of its Subsidiaries or any beneficiary or dependent thereof or with respect to which the Company or any of its Subsidiaries could have a material liability (collectively, the "Benefit Plans"). The Company has made available to Parent for each Benefit Plan, if applicable, true and complete copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plan, a description thereof) and any amendment thereto,
(ii) the most recent summary plan description (or similar document), (iii) the most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any, (iv) the most recent actuarial report, and (v) the most recent determination letter from the IRS (if applicable).

                  (b) Section 4.10(b) of the Company Disclosure Schedule contains a complete and accurate list of all Key Employees, setting forth their respective names, current positions, salaries and target bonuses.

                  (c) (i) Each Benefit Plan has been maintained and administered in material compliance with its terms and with all applicable laws including ERISA and the Code; (ii) each Benefit Plan intended to be qualified under
Section 401(a) of the Code is so qualified and has been determined by the IRS to be so qualified, and, to the Company's Knowledge, no event has occurred that could reasonably be expected to adversely affect the qualified status of such Benefit Plan; (iii) neither the Company nor any of its Subsidiaries has incurred or is reasonably likely to incur any material liability or penalty under Sections 4975 or 4976 of the Code or Sections 409 or 502(i) of ERISA; (iv) there are no pending, or to the Company's Knowledge threatened, claims against or otherwise involving any of the Benefit Plans (other than routine claims for benefits); (v) no Benefit Plan is under audit or investigation by the IRS, the Department of Labor or the PBGC or any other Governmental Entity, and no such audit or investigation is pending or, to the Company's Knowledge, threatened;
(vi) all contributions or other payments required to be made, as well as all required filings with Governmental Entities required to be made, as of the date of this Agreement to or pursuant to the Benefit Plans with respect to the Company or any of its Subsidiaries have been made; (vii) neither the Company nor any entity under "common control" with the Company within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (an "ERISA Affiliate") has at any time contributed to, or been required to contribute to, any "pension plan" (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or Section 412 of the Code, including any "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA); (viii) none of the Company and its Subsidiaries nor any ERISA Affiliates has incurred any "withdrawal liability" (as defined in Part I of Subtitle E of Title IV of ERISA) that has not been satisfied in full; (ix) except as set forth in Section 4.10(c)(ix) of the Company Disclosure Schedule, neither the

Company nor any of its Subsidiaries has any obligation for retiree health or life benefits, other than benefits mandated by applicable law; (x) the Company or its Subsidiaries may amend or terminate any of the Benefit Plans without incurring any material liability thereunder; (xi) all amounts of deferred compensation benefits under any Benefit Plan have been properly accrued on the Financial Statements of the Company and its Subsidiaries to the extent required under GAAP; and (xii) each Benefit Plan which is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA is either insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims or covered under a contract with a health maintenance organization (an "HMO") pursuant to which the HMO bears the liability for such claims.

                  (d) The consummation of the transactions contemplated by this Agreement and the Related Agreements will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Benefit Plan, trust, or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, officer, consultant or director of the Company or any Subsidiary, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or Parent to amend or terminate any Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes.

                  (e)  No Benefit Plan is or has been subject to Title IV or
Section 302 of ERISA or Sections 412 or 4971 of the Code.

                  (f) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of the Company or any of its Subsidiaries following the Closing. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA. "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and
(v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that, in each case, arise solely out of, or relate solely to, the Benefit Plans listed in Section 4.10(a) of the Disclosure Schedule.

                  (g) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, all Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with such laws and all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

         SECTION 4.11.  Labor Matters.

                  (a) (i) There is no labor strike, dispute, slowdown, stoppage or lockout of any material nature pending, or, to the Company's Knowledge, threatened against or affecting the Company or any of its Subsidiaries and during the immediately preceding three years there has not been any such action.

                           (ii) Section 4.11(a)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all collective bargaining or similar agreements with any labor organization, or work rules or practices agreed to with any labor organization or employee association by the Company or any of its Subsidiaries.

                           (iii) There are no material complaints, lawsuits or other proceedings pending or, to the Company's Knowledge, threatened in any forum by or on behalf of any present or former employee, consultant, officer or director of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach by the Company or its Subsidiaries of any express or implied contract of employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

                  (b) The Company and its Subsidiaries and each member of their respective business enterprises has complied with the Worker Adjustment and Retraining Notification Act (the "WARN Act") and any similar state, local or foreign law or regulation, as applicable. There has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or its Subsidiaries during the 90-day period prior to the date of this Agreement.

                  (c) Section 4.11(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all collective bargaining or similar agreements which were in place as of September 30, 2004, but have since been materially modified, renewed, renegotiated or superceded by one or more of the collective bargaining or similar agreements set forth in Section 4.11(a)(ii) of the Company Disclosure Schedule, none of which has resulted in a material increase in cost on an annual basis to the Company or its Subsidiaries under such modified, renewed, renegotiated or superseding agreement.

         SECTION 4.12.  Intellectual Property.

                  (a) Section 4.12(a) of the Company Disclosure Schedule sets forth (i) a complete and accurate list of all (A) patents and patent applications, (B) trademark and service mark registrations and applications, and
(C) copyright registrations and applications for copyright registrations, currently owned by the Company or its Subsidiaries, in whole or in part, including jointly with others, (ii) the corporate names under which the Company or its Subsidiaries conduct business, (iii) the domain names currently owned by the Company or its Subsidiaries, (iv) all of the certificates of plant variety protection currently owned by the Company or its Subsidiaries ("Company PVP Certificates") and all applications by the Company or any of its Subsidiaries for certificates of plant variety protection; and (v) a list of all products being offered or sold by the Company and its Subsidiaries as of the date hereof.

                  (b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company or one of its Subsidiaries
(i) owns or has the right to use all Company Intellectual Property, free and clear of all Liens, other than Permitted Liens, and (ii) owns and possesses all right, title and interest in and to, or possesses the valid right to use, in the manner used by the Company and its Subsidiaries, all Company Germplasm and Company PVP Certificates.

                  (c) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) no Person has a right to receive from the Company any royalty or similar payment in respect of any item of Company Intellectual Property or Company Germplasm or Company PVP Certificate pursuant to any contractual or other arrangements entered into by the Company or any of its Subsidiaries, (ii) no former or present employees, officers, directors or Affiliates of the Company hold any right, title or ownership interest, directly or indirectly, in whole or in part, in or to any Company Intellectual Property, Company PVP Certificate or Company Germplasm, (iii) except under confidentiality obligations, there has been no disclosure by the Company or any of its Subsidiaries of any confidential information or trade secrets or other proprietary information, and (iv) the Company and its Subsidiaries, as applicable, have taken reasonable steps to enforce the agreements that have been entered into by the Company's and its Subsidiaries' employees, consultants, contractors and other entities for ownership and confidentiality of the Company Intellectual Property, the Company PVP Certificates and the Company Germplasm. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, each current employee or consultant of the Company or any of its U.S. Subsidiaries who is a breeder and who has created Company Intellectual Property has executed an agreement with provisions covering ownership and confidentiality of the Company Intellectual Property (including, where applicable, Company Germplasm) and Company PVP Certificates. With respect to current employees or consultants of the Company or its Subsidiaries who are not covered by the immediately preceding sentence, their failure to execute an agreement with provisions covering ownership and confidentiality of the Company Intellectual Property (including where applicable, Company Germplasm) and Company PVP Certificates, will not individually or in the aggregate have a Company Material Adverse Effect.

                  (d) The conduct of the business of the Company and its Subsidiaries as currently conducted (including the use of, or reliance upon, the Company Intellectual Property, the Company PVP Certificates and the Company Germplasm) does not infringe upon any intellectual property rights or any certificate of plant variety protection owned or controlled by any Person, except, as would not, individually or in the aggregate, have a Company Material Adverse Effect, (ii) there are no material claims or suits pending or threatened, and neither the Company nor any of its Subsidiaries has received notice of any such material claim or suit (A) alleging that the conduct of the business of the Company or any of its Subsidiaries infringes upon or constitutes the unauthorized use of the proprietary rights (including with respect to any certificate of plant variety protection or any germplasm) of any Person or (B) challenging the ownership, use, validity or enforceability of the Company Intellectual Property, Company PVP Certificates or Company Germplasm, (iii) no material Company Intellectual Property or Company PVP Certificate is being violated or infringed upon by any Person, and (iv) there are no settlements, consents, judgments, orders or other agreements which restrict the Company's or any of its Subsidiary's rights to use any material Company Intellectual Property, material Company PVP Certificate or material Company Germplasm.

                  (e) Except as would not individually, or in the aggregate, have a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all requirements (including payment of filing, examination, or maintenance fees and proofs of working or use) relating to the maintenance of registrations of the Company Intellectual Property.

                  (f) Adequate procedures and processes are currently in place at the Company to mitigate against the unintended presence of unapproved events in Company Germplasm, auditing and training of such procedures and processes are routinely conducted, such procedures and processes are routinely conducted, such procedures and processes are implemented companywide as necessary, and to the Company's Knowledge, there are no unintended or unapproved events in the products offered or sold by the Company.

         SECTION 4.13. Taxes. The Company and its Subsidiaries have filed all material Tax Returns that are required by applicable laws to be filed by them, and such Tax Returns are complete and accurate in all material respects. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any such material Tax Return. The Company and its Subsidiaries have paid all material Taxes which have or may become due and payable (whether or not shown on any Tax Return), other than those Taxes being contested in good faith through appropriate proceedings for which provision has been made in accordance with GAAP on the most recent consolidated balance sheet of the Company set forth in the Financial Statements. All material Taxes which the Company and its Subsidiaries are required by law to withhold and collect at or prior to Closing (including any such Taxes arising in connection with the transactions contemplated by Article III) have been, or will have been, duly withheld, collected and paid over, in each case, in a timely manner, to the proper taxing authorities to the extent due and payable. The Company and its Subsidiaries have not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company or any of its Subsidiaries for the taxable years prior to and including the most recent taxable year. None of the Company or any of its Subsidiaries (a) has been a member of any consolidated, combined or unitary group (other than with the Company and its Subsidiaries) for Tax purposes, or (b) has any liability for the Taxes of any other Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement material to the Company and its Subsidiaries taken as a whole that could be treated as a partnership for income tax purposes other than LSL PlantScience LLC and Seminis Vegetable Seeds Sp. Z.o.o. The Company and its Subsidiaries are not a party to any tax sharing agreement or arrangement (other than with the Company and its Subsidiaries). No material liens or encumbrances for Taxes exist with respect to any of the assets or properties of the Company or any of its Subsidiaries, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith through appropriate proceedings. All of the U.S. federal income Tax Returns filed by or on behalf of each of the Company and its Subsidiaries have been examined by and settled with the IRS, or the statute of limitations with respect to the relevant

Tax liability expired, for all taxable periods ending on or before September 30, 1996. All Taxes due with respect to any completed and settled audit, examination or deficiency litigation with any taxing authority have been paid in full or provided for in accordance with GAAP. There is no audit, examination, deficiency, or refund litigation pending with respect to any material Taxes and no taxing authority has given written notice of the commencement of (or its intent to commence) any audit, examination or deficiency litigation with respect to any material Taxes. No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries. There are no outstanding assessments, claims or deficiencies for any material Taxes of the Company or any of its Subsidiaries that have been proposed, asserted or assessed, in each case in writing. None of the Company or any Subsidiary has been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company and its Subsidiaries had net operating loss carryforwards reflected on its consolidated U.S. federal income Tax Return for the taxable year ended September 30, 2003 totaling not less than $65,000,000 and the fiscal unit represented by three Dutch subsidiaries of the Company is expected to have net operating loss carryforwards reflected on its Dutch income Tax Return for such taxable year totaling not less than (euro)30,000,000 (the U.S. and Dutch net operating loss carryforwards together, the "NOL Carryforwards"), which NOL Carryforwards are subject to adjustment as a result of current or future audits by appropriate taxing authorities. Except as may result from this Agreement or the Related Agreements, the transactions contemplated hereby or thereby, or the transactions which occurred on September 29, 2003, none of the NOL Carryforwards is currently subject to limitation under Section 382 of the Code or Treasury Regulations
Section 1.1502-15 or -21 (or any comparable provisions of Dutch tax law) or otherwise. Neither the Company nor any of its Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" within the meaning of
Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

        SECTION 4.14. Absence of Litigation. There are no suits, claims, actions, proceedings or investigations pending or, to the Company's Knowledge, threatened against, affecting or involving the Company or any of its Subsidiaries, or any properties of the Company or any of its Subsidiaries, before any Governmental Entity, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor any of their respective properties or assets, is subject to any order, writ, judgment, injunction, decree, determination or award which has or would have, individually or in the aggregate, a Company Material Adverse Effect. Set forth in Section 4.14 of the Company Disclosure Schedule is a list, as of the date hereof, of all suits, claims, actions, proceedings and investigations pending, or to the Company's Knowledge, threatened against, affecting or involving the Company or any of its Subsidiaries, or any properties of the Company or any of its Subsidiaries, before any Governmental Entity and all orders, writs judgments, injunctions, decrees, determinations and awards to which the Company, its Subsidiaries and their respective properties and assets are subject that are reasonably likely to result in a loss or liability for the Company or any of its Subsidiaries of more than $500,000 individually in damage claims (excluding legal fees).

         SECTION 4.15.  Material Contracts.

                  (a) Except for contracts filed as exhibits to the Company's Annual Report on Form 10-K for the year ended September 30, 2004, as amended on January 11, 2005 (the "Company 2004 10-K"), Section 4.15(a) of the Company Disclosure Schedule lists, as of the date hereof, each of the following contracts and agreements (including oral agreements) of the Company and each of its Subsidiaries (such contracts and agreements, together with all contracts and agreements disclosed in Section 4.15(a) of the Company Disclosure Schedule or filed as exhibits to the Company 2004 10-K, being "Material Contracts"):

                           (i) each contract, agreement and other arrangement for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company and each of its Subsidiaries or otherwise related to the businesses of the Company and each of its Subsidiaries, other than purchase orders in the ordinary course of business consistent with past practice, under the terms of which the Company or any of its
         Subsidiaries: (A) is likely to pay or otherwise give consideration of more than $200,000 in the aggregate during the calendar year ended December 31, 2005; or (B) is likely to pay or otherwise give consideration of more than $1,000,000 in the aggregate over the remaining term of such contract;

                           (ii) each contract, agreement and other arrangement for the sale of inventory or other property or for the furnishing of services by the Company or any of its Subsidiaries, other than purchase orders in the ordinary course of business consistent with past practice, that: (A) is likely to involve consideration of more than $200,000 in the aggregate during the calendar year ended December 31, 2005; or (B) is likely to involve consideration of more than $1,000,000 in the aggregate over the remaining term of the contract;

                           (iii) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company or any of its Subsidiaries is a party;

                           (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company or any of its Subsidiaries is a party and which are not cancelable without penalty or further payment in excess of $200,000 and without more than 90 days' notice;

                           (v) all contracts and agreements relating to Indebtedness of the Company or any of its Subsidiaries or to any direct or indirect guaranty by the Company or any of its Subsidiaries of Indebtedness of any other Person, other than any such contracts or agreements as do not involve more than $100,000 individually or $500,000 in the aggregate;

                           (vi) all material contracts, agreements, commitments, written understandings or other arrangements with any Governmental Entity, to which the Company or any of its Subsidiaries is a party;

                           (vii) all contracts and agreements containing any provision or covenant limiting or purporting to limit the ability of the Company or any of its Subsidiaries in any material respect to (i) sell any products or services of or to any other Person, (ii) engage in any line of business or (iii) compete with or obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries, in each case, in any geographic area or during any period of time;

                           (viii) all material contracts or arrangements between the Company or any of its Subsidiaries, on the one hand, and any director, officer, employee, stockholder or Affiliate (or any of their respective Affiliates), on the other hand;

                           (ix) all Real Property Leases;

                           (x) all license agreements and material transfer agreements under which the Company or any of its Subsidiaries has granted or received the right to use any Company Intellectual Property (other than licenses for readily available commercial software) or Company Germplasm, under the terms of which the Company or any of its
         Subsidiaries: (A) is likely to pay or otherwise give consideration of more than $200,000 in the aggregate during the calendar year ended December 31, 2005; or (B) is likely to pay or otherwise give consideration of more than $1,000,000 in the aggregate over the remaining term of such agreement; and

                           (xi) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company and its Subsidiaries, taken as a whole, or the conduct of the business of the Company and its Subsidiaries, taken as a whole, or the absence of which would, in the aggregate, have a Company Material Adverse Effect.

                  (b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each Material Contract: (i) is legal, valid and binding on the Company or its respective Subsidiary party thereto and, to the Company's Knowledge, the other parties thereto, and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement and the Related Agreements, shall be in full force and effect without penalty or other adverse consequence. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach of, or default under, any Material Contract. Neither the Company nor any Subsidiary has received any written or, to the Company's Knowledge, oral notice of a material default (which has not been cured), offset or counterclaim under any Material Contract, or any other written or, to the Company's Knowledge, oral communication calling upon it to comply with any provision of any Material Contract or asserting noncompliance therewith or asserting the Company or any Subsidiary has waived or altered its rights thereunder, nor has the Company or any Subsidiary received any written or, to the Company's Knowledge, oral notice that any party to any Material Contract intends or is threatening to terminate or fail to exercise any renewal or extension of any Material Contract.

                  (c) No other party to any Material Contract is, to the Company's Knowledge, in material breach thereof or default thereunder.

                  (d) There is no contract, agreement or other arrangement granting any Person any preferential right to purchase any of the material real or personal properties or assets of the Company or any of its Subsidiaries, other than inventory in the ordinary course of business consistent with past practice.

         SECTION 4.16. Insurance. The Company and its Subsidiaries have in full force and effect the material policies of fire, liability, errors and omissions and other forms of insurance listed in Section 4.16 of the Company Disclosure Schedule (such policies, the "Insurance Policies"), all of which policies have previously been provided to Parent. The Insurance Policies are in full force and effect, and no notice of cancellation or non-renewal has been received by the Company or any of its Subsidiaries with respect to any Insurance Policy that has not been cured by the payment of premiums that are due. The Company and its Subsidiaries have complied in all material respects with the terms and provisions of the Insurance Policies. The Company or one of its Subsidiaries is the primary party to each such Insurance Policy. To the Company's Knowledge, since January 1, 2002, none of the insurers of the Company or any of its Subsidiaries has rejected, or plans to reject, any insurance claim of the Company or its Subsidiaries in excess of the relevant deductible.

         SECTION 4.17.  Environmental Laws and Regulations.

                  (a) (i) The Company and each of its Subsidiaries is in compliance with all Environmental Laws which compliance includes the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws to operate their properties and assets and to carry on their businesses as now conducted, and compliance with the terms and conditions thereof, except for such non-compliance that individually or in the aggregate would not have a Company Material Adverse Effect; (ii) during the immediately preceding five years, neither the Company nor any of its Subsidiaries has received written or oral notice of, or is the subject of, any action or threatened action, cause of action, claim, investigation, demand or notice by any Person alleging material liability (including as a result of non-compliance) under any Environmental Law (an "Environmental Claim") including relating to the business of the Company or any of its Subsidiaries or relating to any contractor, subcontractor or agent of the Company or any of its Subsidiaries or relating in any way to any facilities, locations, or business previously owned, leased or operated by or on behalf of the Company or any of its Subsidiaries; (iii) there are no conditions or circumstances that are reasonably likely to result in any material liability of the Company or any of its Subsidiaries under any Environmental Law or prevent or interfere with any such compliance thereunder in the future, including relating to any contractor, subcontractor or agent of the Company or any of its Subsidiaries or relating to the business of the Company or any of its Subsidiaries, or relating in any way to any facilities, locations, or business previously owned, leased or operated by or on behalf of the Company or any of its Subsidiaries; (iv) none of the properties owned or operated by the Company or any of its Subsidiaries contains any Hazardous Substance in amounts or concentrations exceeding the levels permitted by applicable Environmental Laws, except for matters that are not reasonably likely to give rise to any material liability for the Company or any of its Subsidiaries, and (v) no Hazardous Substances have been disposed of, released or transported in violation of any applicable Environmental Law from any of the properties owned or operated by the Company or any of its Subsidiaries, except for matters that are not reasonably likely to give rise to any material liability for the Company or any of its Subsidiaries. There are no permits or other governmental authorizations held by the Company or any of its Subsidiaries or required for the Company's business that are required to be transferred or reissued, or that are otherwise prohibited from being transferred or reissued, pursuant to any Environmental Laws as a result of the transactions contemplated by this Agreement or the Related Agreements, except for those the failure of which to possess would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Company's Knowledge, the Company has provided to Parent all environmental assessments, reports, data, results of investigations, or compliance or other environmental audits conducted by or for the Company or any of its Subsidiaries, or otherwise relating to the Company's or any Subsidiary's business or properties (owned, leased or operated) in the possession or control (direct or indirect) of the Company or any of its Subsidiaries. For purposes of Sections 4.17(a) and (b) only, the term "material liability" shall mean any liability in excess of $100,000.

                  (b) There is no Environmental Claim that could reasonably be expected to result in a material liability that is pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries or, to the Company's Knowledge, against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or is reasonably likely to have been retained or assumed either contractually or by operation of law.

                  (c) The only representations and warranties given in respect of environmental matters and agreements relating thereto are those contained in this Section 4.17 and none of the other representations and warranties shall be deemed to constitute, directly or indirectly, a representation or warranty in respect of environmental matters or agreements relating thereto.

                  (d) The matters disclosed in Section 4.17 of the Company Disclosure Schedule would not, individually or in the aggregate, have a Company Material Adverse Effect.

         SECTION 4.18.  Title to Real Properties; Encumbrances.

                  (a) Section 4.18(a)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all real property (including land, buildings and other improvements) and interests in real property owned by the Company or its Subsidiaries that exceed $200,000 in value (the "Owned Real Property"), including, for each parcel of Owned Real Property, a description thereof, including the approximate size and use of the property. Section 4.18(a)(ii) of the Company Disclosure Schedule also sets forth a complete and accurate list of all real property leased, subleased or otherwise occupied by the Company or its Subsidiaries that require annual payments in excess of (or reasonably expected to be in excess of ) $100,000 (the "Leased Real Property"), which description shall include (for all Leased Real Property) a list of all leases and subleases (and amendments and modifications) pertaining thereto and approximate size of the premises leased thereunder, and the use of such premises. The Owned Real Property and the Leased Real Property shall be hereinafter collectively referred to as the "Real Property." The Company or its Subsidiaries has good and valid fee or leasehold title (as the case may be) to the Real Property, free and clear of all Liens, other than Permitted Liens. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Permitted Liens do not and will not impair or adversely affect the value of any Real Property, the current or contemplated (the term "contemplated," as used in this Section 4.18(a), meaning contemplated or planned prior to the Closing Date) use, occupancy or operation thereof, or the business, operations or condition (financial or otherwise) of the Company or any of its Subsidiaries. All aspects of the Real Property are in compliance in all respects with any and all restrictions and other provisions included in the Permitted Liens, and there are no matters which create, or which with notice or the passage of time would create, a default under any of the documents evidencing the Permitted Liens, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  (b) The Company owns or leases all of the real property used to conduct the business of the Company and its Subsidiaries in the manner conducted prior to the date hereof. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, all buildings, structures, improvements and fixtures located on, under, over or within each of the Real Properties and all other aspects of each of the Real Properties: (i) are in good operating condition and repair and are structurally sound and free of any material defects, with no material alterations or repairs being required thereto under applicable law or insurance company requirements; (ii) consist of sufficient land and improvements and lawful means of access and utility service to permit the use thereof in the manner and for the purposes to which they are presently devoted or to which they are contemplated to be devoted; and (iii) are located adjacent to public roads or streets with adequate ingress and egress available between such roads or streets and such Real Property for all purposes related to the current operations of the Company and its Subsidiaries and are otherwise suitable and adequate for their current use, operation and occupancy.

                  (c) There are no pending or, to the Company's Knowledge, threatened material proceedings regarding the amount of the Taxes on, or the assessed valuation of, any Real Property, or relating to eminent domain or the condemnation of any portion of the Real Property, or impact fees, special assessments or similar matters with respect thereto. To the Company's Knowledge, no such action or proceeding is contemplated.

                  (d) All certificates, permits, variances or licenses from any Governmental Entity having jurisdiction over any of the Real Property and all agreements, easements or other rights that are necessary to permit the lawful use and operation of the buildings and improvements, in the manner such buildings and improvements are used and operated on any of the Real Property have been obtained and are in full force and effect and there is no pending threat of modification or cancellation of any of same, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  (e) All of the Real Property Leases are valid, binding and in full force and effect. True and complete copies of the Real Property Leases have previously been delivered to Parent, including all amendments or modifications thereof and all side letters or other instruments affecting the obligations of any party thereunder. The lessee (identified in Section 4.18(a)(ii) of the Company Disclosure Schedule) under each Real Property Lease is now in possession of the Leased Real Property. There is no pending or, to the Company's Knowledge, threatened suit, action or proceeding that might interfere with the quiet enjoyment of each tenant. There are no outstanding defaults or circumstances that, upon the giving of notice or passage of time or both, would constitute a default or breach by either party under any Real Property Lease. The Company and its Subsidiaries have not assigned, mortgaged, pledged or otherwise encumbered, in any material manner, their interest, if any, under any Real Property Lease. Between the date hereof and the Closing, the Company or its Subsidiaries will exercise within the time prescribed in each Real Property Lease any option provided therein to extend or renew the term thereof, (i) so long as such Real Property Lease is still necessary for the conduct of the business of the Company and its Subsidiaries as conducted during the fiscal year ended September 30, 2004 and (ii) since such time an alternate lease has not been entered into with terms, in the aggregate, generally not less favorable to the Company or its Subsidiaries. As used herein, the term "lease" shall also include subleases and the term "lessee" shall also include any sublessee.

     SECTION 4.19. Tangible Personal Property; Sufficiency of Assets.

                  (a) The Company and its Subsidiaries have good and valid title, free and clear of all Liens (other than Permitted Liens), to all tangible personal property that they use in the operation of the business of the Company and its Subsidiaries, including all such tangible personal property reflected in the Company Balance Sheet as being owned by the Company and its Subsidiaries, except for such tangible personal property disposed of to third parties since September 30, 2004 in the ordinary course of business, consistent with past practice and which disposals would not, individually or in the aggregate, have a Company Material Adverse Effect. The tangible personal property of the Company and its Subsidiaries is generally in good working order, reasonable wear and tear excepted, and is suitable for the use for which it is intended in all material respects.

                  (b) Upon consummation of the Merger, the Company and its Subsidiaries will own or have valid rights to use all of the rights, facilities, assets, properties and interests which are used in, and are sufficient for, the operation of the business of the Company and its Subsidiaries in the manner in which such business was conducted during the fiscal year ended September 30, 2004 and since such time in all material respects.

         SECTION 4.20. Affiliate Transactions. For purposes of this Section 4.20, Affiliates of the Company shall not include the Company and its Subsidiaries.

                  (a) To the Company's Knowledge, no Affiliate of the Company owns or has any right or interest in any material tangible personal property, Real Property or intangible personal property used in conducting the business of the Company and its Subsidiaries in the manner in which such business was conducted during the fiscal year ended September 30, 2004 and since such time in all material respects;

                  (b) Other than for compensation as an employee of the Company payable in the ordinary course of business consistent with past practice and except as reflected in the Company SEC Documents, to the Company's Knowledge, no Affiliate of the Company has entered into any transactions with the Company or its Subsidiaries that are required to be disclosed in the Company SEC Documents;

                  (c) To the Company's Knowledge, there are no outstanding loans or other similar advances due and owing to any holder of Company Common Stock or Company Preferred Stock or any of their respective Affiliates (other than the Company and its Subsidiaries) by the Company or any of its Subsidiaries; and

                  (d) Except as set forth in Section 4.20 of the Company Disclosure Schedule, (i) no Affiliate of the Company provides, or causes to be provided to the Company or any of its Subsidiaries any rights, interests, assets, facilities, properties, goods or services, (ii) neither the Company nor any of its Subsidiaries provides or causes to be provided, to, an Affiliate of the Company any rights, interests, assets, facilities, properties, goods or services and (iii) neither the Company nor any of its Subsidiaries has any other significant business relationship with any Affiliate of the Company.

                  (e) To the Company's Knowledge, no holder of Company Common Stock or Company Preferred Stock or any of their respective Affiliates (other than the Company and its Subsidiaries) has, or has incurred, any liabilities or obligations of any nature, whether or not absolute, accrued, contingent or otherwise, that have become or may become liabilities of the Company or any of its Subsidiaries, in each case, other than (i) as contemplated by the terms of this Agreement or the Stockholders' Agreement, (ii) expenses or expense reimbursements (consistent with ordinary course), (iii) indemnification obligations and (iv) other obligations (consistent with ordinary practice) pursuant to existing contracts, which existing contracts are disclosed in the Company Disclosure Schedule (such exceptions in (i)-(iv) being the "Permitted Exceptions"). To the Company's Knowledge, neither the Company nor any of its Subsidiaries, is responsible for liabilities or obligations of any nature, whether or not absolute, accrued, contingent or otherwise, of any holder of Company Common Stock or Company Preferred Stock or any of their respective Affiliates (other than the Company and its Subsidiaries), in each case, other than the Permitted Exceptions.

         SECTION 4.21. Suppliers and Customers. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, since September 30, 2004, no licensor, vendor, supplier, grower, licensee or customer of the Company or any of its Subsidiaries has canceled or otherwise modified its relationship with the Company or its Subsidiaries and, to the Company's Knowledge, no such Person has notified the Company of its intention to do so.

         SECTION 4.22. Brokers. Except as set forth in Section 4.22 of the Company Disclosure Schedule, no broker, finder, investment banker or other intermediary is or might be entitled to any brokerage, finders' or other fee or commission in connection with the transactions contemplated by this Agreement or the Related Agreements based upon arrangements made by or on behalf of the Company.

         SECTION 4.23. Company Information. The Company has provided Parent and Merger Sub with all information so as to be responsive to each of the representations and warranties set forth in Article IV. In furtherance of the foregoing, the Company represents that it has not withheld any information required by the representations and warranties set forth in Article IV.

                                   ARTICLE V.

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby represent and warrant to the Company as follows:

         SECTION 5.1. Organization. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing or to have such corporate or similar power and authority would not, individually or in the aggregate, have a Parent Material Adverse Effect. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and the Related Agreements. Merger Sub owns no equity, debt or similar interest in any Person. Parent and Merger Sub have delivered to the Company accurate and complete copies of the certificate of incorporation and bylaws (or other governing documents), as currently in effect, of Parent and Merger Sub. Merger Sub has not engaged in any activities, owned any assets or been subject to any liabilities, except as is necessary to effect the Merger.

         SECTION 5.2. Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of Parent and by the board of directors of Merger Sub, and no other corporate or similar proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or the Related Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement and the Related Agreements have been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due and valid authorization, execution and delivery by the other parties thereto, constitute valid, legal and binding agreements of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their terms, except that such enforcement may be subject to
(a) any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, affecting creditors' rights generally, and (b) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding of law or equity).

         SECTION 5.3. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, any Required Approval, state securities or blue sky laws, and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent and Merger Sub of this Agreement or the Related Agreements or the consummation by Parent and Merger Sub of the transactions contemplated hereby or thereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, have a Parent Material Adverse Effect. Neither the execution, delivery and performance of this Agreement or the Related Agreements by Parent and Merger

Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of the certificates of incorporation or bylaws (or similar governing documents) of Parent or Merger Sub, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration, or result in the creation of a Lien on any property or asset of Parent or any of its Subsidiaries, or trigger any rights of first refusal) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which either of them or their respective properties or assets may be bound, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Merger Sub or any of their respective properties or assets, except in the case of (b) or (c) above for violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

         SECTION 5.4.  Capitalization.

                  (a) Immediately prior to the Effective Time, (i) Merger Sub shall have authority to issue 1,000 shares of MS Common Stock, 100 of which shares shall be issued and outstanding and all of which issued and outstanding shares are owned by Parent.

                  (b) All issued and outstanding shares of capital stock of Merger Sub have been duly authorized, validly issued and are fully paid and nonassessable and are owned free and clear of all Liens.

         SECTION 5.5. Proxy Statement; Information. In the event a Stockholders Meeting is held, none of the information supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time mailed to the Company's stockholders or at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 5.6. Brokers. Except as set forth in Section 5.6 of the Parent Disclosure Schedule, no broker, finder, investment banker or other intermediary is or might be entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the transactions contemplated by this Agreement and the Related Agreements based upon arrangements made by or on behalf of Parent or its Affiliates for which the Company would be liable either prior to or after the Effective Time.

         SECTION 5.7. Availability of Funds. At Closing, Parent will have sufficient funds available to consummate the Merger and the transactions contemplated by this Agreement, including the payment of any expenses.

                                   ARTICLE VI.

                                    COVENANTS

         SECTION 6.1. Stockholders Meeting. Unless the written consents of all of the Company's stockholders adopting this Agreement have been received, the Company, acting through the Company Board in accordance with its certificate of incorporation and bylaws, shall, as promptly as practicable following the date of this Agreement and in consultation with Parent, take all action reasonably necessary, except as otherwise provided for herein, to seek adoption of this Agreement and the Merger at a duly called and noticed meeting of the Company's stockholders (the "Stockholders Meeting").

         SECTION 6.2. Proxy Statement. Unless the written consents of all of the Company's stockholders adopting this Agreement have been received, promptly following the date of this Agreement, the Company and Parent shall, except as otherwise provided for herein and to the extent necessary, cooperate in preparing a proxy statement or information statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") to seek the adoption of this Agreement and the Merger by the Company's stockholders. The Company shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as reasonably practicable. The Company and Parent each agrees to correct any information provided by it for use in the Proxy Statement that shall have become false or misleading. All mailings to the Company's stockholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review and comment by Parent. Parent will furnish (or cause to be furnished) to the Company the information relating to it and its Affiliates to be set forth in the Proxy Statement. The Company agrees to use its commercially reasonable efforts, after consultation with the other parties hereto, to cause such Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time. The Company shall include in the Proxy Statement the recommendation of the Company Board that the Company's stockholders vote in favor of the adoption of this Agreement and the Merger.

         SECTION 6.3. Conduct of Business of the Company. The Company hereby covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) or except as otherwise expressly contemplated by this Agreement (including Sections 6.3(a) through 6.3(q) of the Company Disclosure Schedule) or the Related Agreements, the Company shall, and shall cause its Subsidiaries to,
(i) operate its business in the usual and ordinary course consistent with past practice, (ii) use its commercially reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective principal officers and key employees and maintain its relationships with its respective principal customers, suppliers and other persons with which it or any of its Subsidiaries has significant business relations and (iii) use its commercially reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, Sections 6.3(a)-6.3(q) of the Company Disclosure Schedule or the Related Agreements or consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed), the Company shall not, and shall not permit its Subsidiaries to, do any of the following:

                  (a) amend or propose to amend its certificate of incorporation or bylaws (or other governing documents);

                  (b) authorize for issuance, issue, sell, deliver, or agree or commit to issue, sell or deliver, dispose of, encumber or pledge (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any securities, except as required by agreements with the Company's employees under the Company Stock Plans, Warrant Agreements or Co-Investment Agreements, in each case as in effect as of the date hereof, or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

                  (c) (i) split, combine or reclassify any shares of its capital stock, declare, set aside or pay or agree to pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of its Subsidiaries or (ii) pay any fee (including without limitation any management fee under the Management Agreement or otherwise) or other amount to any holder of Company Common Stock or Company Preferred Stock or any of their respective Affiliates (other than the Company and its Subsidiaries), in each case, other than the Permitted Exceptions.

                  (d) (i) incur or assume any long-term or short-term indebtedness or issue any debt securities, other than borrowings under (A) the Revolving Loans (as defined in the Company Credit Agreement) or (B) those agreements for short term bank borrowings listed on Section 4.2(e) of the Company Disclosure Schedule; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly owned Subsidiaries of the Company) or make any change in its existing borrowing or lending arrangements for or on behalf of any such Person, whether pursuant to an employee benefit plan or otherwise; (iv) pledge or otherwise encumber shares of capital stock of the Company or any of its Subsidiaries; or (v) mortgage, pledge or otherwise encumber any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon other than Permitted Liens in the ordinary course of business, consistent with past practice;

                  (e) adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of the Company or any of its Subsidiaries;

                  (f) (i) except as may be required by law or existing agreements, plans or arrangements as in effect as of the date hereof, or in the ordinary course of business consistent with past practice, pay, agree to pay, grant, issue or accelerate payments or benefits pursuant to any Benefit Plan in excess of the payments or benefits provided under such Benefit Plan as of the date hereof, (ii) except (A) for increases in the ordinary course of business consistent with past practice for employees other than executive officers and directors of the Company that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, or (B) as required under existing agreements for directors, officers, consultants and employees, increase in any manner the salary or fees or benefits of any director, officer, consultant or employee, or (iii) except as may be required by law, amend (other than amendments made in the ordinary course of business consistent with past practice) or terminate any Benefit Plan or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Benefit Plan if it were in existence as of the date of this Agreement;

                  (g) acquire, sell, transfer, lease, encumber or dispose of any assets outside the ordinary course of business (other than inventory in the ordinary course consistent with past practice) that, in the aggregate, are material to the Company and its Subsidiaries taken as a whole, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice which is likely to involve payments by the Company during the first 12 months of such commitment or transaction in excess of $200,000 or $1,000,000 in the aggregate over the full term of such commitment or transaction;

                  (h) except as may be required as a result of a change in law or in GAAP, change any of the financial accounting principles or practices used by it;

                  (i) revalue in any material respect any of its assets, including writing down the value of inventory beyond the current obsolescence reserve or writing off notes or accounts receivable other than in the ordinary course of business;

                  (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) other than as contemplated by Section 6.3(j)(ii) of the Company Disclosure Schedule, authorize any new capital expenditure or expenditures which, individually, is in excess of $250,000 or, in the aggregate, are in excess of $1,000,000; or (iii) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited under this clause (j);

                  (k) make any material Tax election, change any material method of Tax accounting or settle or compromise any material Tax liability of the Company or any of its Subsidiaries, and, in any event, the Company shall consult with Parent before filing or causing to be filed any material Tax Return of the Company or any of its Subsidiaries, except to the extent such Tax Return is filed in the ordinary course of business consistent with past practice, and before executing or causing to be executed any agreement or waiver extending the period for assessment or collection of any material Taxes of the Company or any of its Subsidiaries;

                  (l) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or to the extent provided for in reserves specific to such claim, liability or obligation;

                  (m) (i) permit any insurance policy or policies naming it as a beneficiary or a loss payable payee, which policy or policies, individually or in the aggregate, is/are material to the Company and the Subsidiaries taken as a whole, to be canceled or terminated without notice to Parent unless the Company or one of its Subsidiaries shall have obtained a comparable replacement policy, or (ii) enter into any insurance policy or policies naming it as a beneficiary or a loss payable payee, which policy or policies, individually or in the aggregate, is/are material to the Company and the Subsidiaries taken as a whole;

                  (n) except in the ordinary course of business consistent with past practice, (i) terminate, amend or modify (in any material respect), or waive any material provision of, any Material Contract, or (ii) amend, modify or change (in any material respect) any material policies or procedures governing product sales or returns or the treatment of accounts receivable;

                  (o) settle or compromise any pending or threatened material suit, action or claim;

                  (p) enter into any agreement containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries to (i) sell any products or services of or to any other Person,
(ii) engage in any line of business, or (iii) compete with or obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries, in each case, in any geographic area or during any period of time;

                  (q) (i) terminate the employment of, materially change the terms or conditions of employment of, or pay any severance amounts upon a voluntary termination of employment or "retirement", of any of the individuals listed in Section 6.3(q)(i) of the Company Disclosure Schedule other than pursuant to agreements existing as of the date hereof and disclosed in Section 6.3(q) of the Company Disclosure Schedule, (ii) amend or modify any of the employment agreements listed on Section 6.2(q)(ii) of the Company Disclosure Schedule, or (iii) amend or modify any of the letter agreements listed on
Section 4.10(a) of the Company Disclosure Schedule; or

                  (r) take, or agree in writing or otherwise to take, any of the actions prohibited in Sections 6.3(a) through (q).

         SECTION 6.4. Notification of Certain Matters. The Company, Merger Sub and Parent each shall give prompt notice to the others of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied, and (b) any failure of a party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not affect the representations, warranties or covenants of the parties hereto or limit or otherwise affect the remedies available to the Company, Parent or Merger Sub hereunder; provided, further, that a breach of this Section 6.4 shall not constitute a breach of the condition to Closing set forth in Section 7.1(a)(ii) or Section 7.1(b)(ii), as applicable, unless such breach results from an untruth or inaccuracy that would lead to a breach of the condition to Closing set forth in Section 7.1(a)(i) or Section 7.1(b)(i), as applicable.

         SECTION 6.5.  Access to Information.

                  (a) Between the date hereof and the Effective Time, the Company will, upon reasonable request, give Parent and its authorized representatives and Persons providing or committed or proposing to provide the Company or Parent with financing and their representatives, reasonable access during normal business hours to employees, plants, offices, warehouses and other facilities and properties and to all books and records (including Tax Returns and work papers of the Company's independent auditors, when available and analytical records and methods) of the Company and its Subsidiaries, will permit Parent and its authorized representatives to make such inspections (including any physical inspections or soil or groundwater investigations) as they may reasonably request (including to allow Parent to assess the potential for unapproved or unintended events in products offered or sold by the Company) and will instruct the officers and employees of the Company and those of its Subsidiaries to furnish to Parent and its authorized representatives such financial and operating data and other information with respect to the business and properties of the Company and any of its Subsidiaries (including information relating to vendors, growers, customers and product quality) as Parent may from time to time reasonably request; provided, that the Company shall not be required to provide any such information if the Person receiving such information is not subject to a confidentiality agreement for the benefit of the Company; provided, further, that in the event Parent or its authorized representatives or agents elect to prepare Phase I environmental site assessments, equivalent analyses, or any other reports analyzing potential environmental, human health, or safety issues or liabilities based on the books and records of the Company, or access to the Company's employees, plants, etc., Parent shall promptly provide to the Company copies of any such reports (when executed and delivered), including cost estimates (if any). All information obtained by Persons pursuant to this Section 6.5(a) shall be kept confidential in accordance with, and shall otherwise be subject to the terms of, the confidentiality letter agreement, dated October 13, 2004, from the Parent to the Company and Alfonso Romo Garza (the "Confidentiality Agreement").

                  (b) Prior to the Effective Time, the Company shall, no later than 30 days following the end of each month and 45 days following the end of each quarter, prepare and deliver to Parent upon completion the balance sheet, income statement and statement of cash flows prepared in accordance with GAAP of the Company for each month ended between the date of this Agreement and the Effective Time.

         SECTION 6.6.  Additional Agreements, Commercially Reasonable Efforts.

                  (a) Prior to the Effective Time, upon the terms and subject to the conditions of this Agreement, each of Parent, Merger Sub and the Company agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws, rules or regulations to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement and the Related Agreements, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other transactions contemplated hereby and thereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party, including any Governmental Entity, and (ii) the satisfaction of the other parties' conditions to the consummation of the Merger and the Related Transactions. Without limiting this Section 6.6, Parent and the Company shall each use its commercially reasonable efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain or prevent the Closing, on or before the Outside Date, including defending through litigation on the merits any claim asserted in any court by any Person. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity, necessary to be obtained prior to the consummation of the Merger and the Related Transactions.

                  (b) At Parent's expense, the Company agrees to use its commercially reasonable efforts to cooperate with Parent in connection with its efforts to refinance the Company's existing Indebtedness in connection with the consummation of the Merger; provided that in no event shall the Company be required to accelerate payment under, or otherwise take any action that would adversely affect its rights or obligations under, any of its existing Indebtedness prior to the Effective Time.

                  (c) Prior to the Effective Time, the Company or its Subsidiaries, on the one hand, and Parent or its Affiliates, on the other hand, shall permit the other parties hereto to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed written (or any material proposed oral) communication with any Governmental Entity regarding any of the transactions contemplated by this Agreement or the Related Agreements. The Company or its Subsidiaries, on the one hand, and Parent or its Affiliates, on the other hand, shall promptly inform the other parties hereto of, and if in writing, furnish the other parties with copies of (or, in the case of material oral communication, advise the other parties orally of) any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement or the Related Agreements. If the Company or its Subsidiaries, on the one hand, or Parent or its Affiliates, on the other hand, receives a request for additional information or documentary material from any such Governmental Entity with respect to the Merger or the Related Transactions, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties hereto, an appropriate response in compliance with such request. None of the Company or its Subsidiaries, on the one hand, or Parent or its Affiliates, on the other hand, shall participate in any meeting with any Governmental Entity with respect to the Merger or the Related Transactions unless it consults with the other parties hereto in advance and, to the extent permitted by such Governmental Entity, gives the other parties the opportunity to attend and participate thereat. To the extent not otherwise provided in this
Section 6.6(c), the Company or its Subsidiaries, on the one hand, and Parent or its Affiliates, on the other hand, shall furnish the other parties hereto with copies of all correspondence, filings and communications between it and any such Governmental Entity with respect to the Merger; provided, that either the Company or Parent or an Affiliate of Parent may redact any information from such correspondence, filings, and communications that discusses or reflects its valuation of the Merger. Tax return filings in the ordinary course and Tax proceedings with a Governmental Entity shall not be subject to the above provisions of this Section 6.6(c). The Company or its Subsidiaries, on the one hand, and Parent or its Affiliates, on the other hand, shall furnish the other parties hereto with such necessary information and reasonable assistance as such other parties may reasonably request in connection with their preparation of necessary filings or submissions of information to any Governmental Entity. To the extent that transfers of Company Permits are required as a result of execution of this Agreement or the Related Agreements or consummation of the Merger, the Company and Parent shall use all commercially reasonable efforts to effect such transfers.

                  (d) Between the date hereof and the Closing, the Company shall use its commercially reasonable efforts to identify and secure or provide any consents or notices required as a result of the execution, delivery or performance of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

         SECTION 6.7. Public Announcements. Parent, Merger Sub and the Company, as the case may be, will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Related Agreements, the Merger, the Related Transactions or the other transactions contemplated hereby or thereby, and shall not issue any such press release or make any such public statement without the prior consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national market system to which Parent, its Affiliates, the Company or its Subsidiaries is a party.

         SECTION 6.8.  Director and Officer Indemnification.

                  (a) Parent and Merger Sub agree that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of the Company and its Subsidiaries as provided in their respective certificates of incorporation or bylaws (or other governing documents) or otherwise in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect after the Effective Time. Any rights to indemnification or exculpation pursuant to this Section 6.8(a) shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company.

                  (b) From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under the DGCL, indemnify and hold harmless each present and former director and officer of the Company and its Subsidiaries and each such individual who served at the request of the Company or its Subsidiaries as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, based on the fact that such individual is or was a director or officer of the Company or any of its Subsidiaries and arising out of or pertaining to any action or omission occurring at or before the Effective Time (including the transactions contemplated hereby). The Surviving Corporation shall be entitled to assume the defense of any such claim, action, suit, investigation or proceeding with counsel reasonably satisfactory to the Indemnified Party and the Surviving Corporation shall not be liable to any Indemnified Party for any legal expenses of separate counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Party advises that there are issues that raise conflicts of interest between the Surviving Corporation and the Indemnified Party or such

Indemnified Party shall have legal defenses available to it that are different from or in addition to those available to the Surviving Corporation, the Indemnified Party may retain counsel reasonably satisfactory to the Surviving Corporation, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, that the Surviving Corporation shall not be liable for the fees of more than one counsel with respect to a particular claim, action, suit, investigation or proceeding, for all Indemnified Parties, other than local counsel, unless a conflict of interest shall be caused thereby; provided, further, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed).

                  (c) The Surviving Corporation shall provide or maintain in effect for six years from the Effective Time (the "Tail Period"), through the purchase of "run-off" coverage or otherwise, directors' and officers' and corporate liability insurance covering those individuals who are covered by the directors' and officers' and corporate liability insurance policy provided for directors and officers of the Company and its Subsidiaries as of the date hereof (the "Existing Policy") on terms (other than with respect to minimum aggregate limits of liability for directors' and officers' and corporate liability insurance coverage) comparable to the Existing Policy and such coverage shall contain minimum aggregate limits of liability for directors' and officers' and corporate liability insurance coverage for directors and officers of the Company and its Subsidiaries of at least $10 million and deductibles no larger than those customary for such type of insurance coverage; provided, however, that in no event shall the Surviving Corporation be required to expend in excess of $1,000,000 in aggregate premiums for such insurance coverage with respect to the Tail Period, and if the premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to maintain or obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                  (d) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, shall assume the obligations of the Surviving Corporation set forth in this Section 6.8.

                  (e) The rights of each Indemnified Party under this Section
6.8 shall be in addition to any rights such individual may have under the certificate of incorporation or bylaws (or other governing documents) of the Company or any of its Subsidiaries, under the DGCL or any other applicable laws or under any agreement of any Indemnified Party with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Party.

         SECTION 6.9.  No Solicitation.

                  (a) Except as set forth in this Section 6.9, the Company agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its Subsidiaries to, and shall use its commercially reasonable efforts to cause its or its Subsidiaries' directors, officers, investment bankers, consultants, attorneys, agents or representatives, directly or indirectly, not to (i) solicit, initiate or knowingly encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to a Company Competing Transaction, (ii) negotiate, explore or otherwise engage in discussions with, or furnish any information to, any Person (other than Parent, or its directors, officers, employees, agents and representatives) with respect to any Company Competing Transaction, or (iii) enter into any agreement, arrangement or understanding with respect to a Company Competing Transaction. The Company shall, and shall cause its Subsidiaries, and shall use commercially reasonable efforts to cause the Company's and its Subsidiaries' respective directors, officers, investment bankers, consultants, attorneys, agents and representatives immediately to cease all existing activities, discussions and negotiations with any parties conducted prior to the date hereof with respect to any inquiries or proposals relating to a Company Competing Transaction.

                  (b) The Company Board shall not approve or recommend, or propose publicly to approve or recommend, any Company Competing Transaction.

                  (c) From and after the execution of this Agreement, the Company shall promptly advise Parent orally and in writing of any request for information or of any proposal in connection with a Company Competing Transaction, the material terms and conditions of such request or proposal and the identity of the Person making such request or proposal.

         SECTION 6.10. Resignation of Directors. Immediately prior to the Effective Time, the Company shall deliver to Parent evidence satisfactory to Parent of the resignation of all directors of the Company (other than those directors set forth in a written notice of Parent to the Company), such resignations to become effective as of the Effective Time.

         SECTION 6.11. Privilege. The parties agree and acknowledge that the disclosure, provision or furnishing of information, directly or indirectly, by the Company under this Agreement shall not be deemed a waiver of any privilege under applicable law that has been or may be asserted, including privileges arising under or relating to the attorney-client relationship (which shall include the attorney-client and work product privileges).

         SECTION 6.12.  Employee Matters.

                  (a) For a period of one year following the Effective Time, the Surviving Corporation shall provide, or cause to be provided, to the employees of the Company immediately prior to the Effective Time who continue employment, employee benefit programs that provide employee compensation and benefits that are, in the aggregate, generally comparable to those provided under employee benefit programs provided for employees of the Company generally as of the date hereof; provided, that, other than as required by applicable law or employment agreements binding upon the Surviving Corporation or any of its Subsidiaries (in the absence of the consent of the individuals party to such employment agreements), the Surviving Corporation may at any time increase or reduce the level of such benefit programs if such an increase or reduction shall be determined to be advisable in the sole business judgment of the Surviving Corporation. Notwithstanding the foregoing, this Section 6.12(a) shall not be construed as a guarantee of continued employment of the Company's employees for a specified period.

                  (b) For purposes of vesting, eligibility to participate and level of benefits (but not benefit accrual under pension or similar plans) under the employee benefit plans of the Surviving Corporation and its Subsidiaries providing benefits to any Company Employees after the Effective Time (the "New Plans"), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company employee benefit plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company employee benefit plans or compensation arrangements or agreements in which such Company Employee participated immediately before the consummation of the Merger (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, the Surviving Corporation shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Effective Time and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

                  (c) For a period of at least one year following the Effective Time, the Surviving Corporation shall continue and cause to be honored the Company's severance plan/policy listed on Section 6.12(c) of the Company Disclosure Schedule as in effect prior to the Effective Time without any amendments adverse to Company Employees.

                  (d) The Company's annual bonuses for the fiscal year ending in 2005 under the Company's Executive Incentive Plan shall be determined based upon the incentive compensation targets set forth in Section 6.12(d) of the Company Disclosure Schedule.

                  (e) Each party hereto shall use all reasonable efforts, at request of the other, to take all actions necessary and sufficient to satisfy any notice or information requirements relating to disclosure of the transactions contemplated under this Agreement (i) to each works council or other similar body established or maintained for the benefit of the employees of the Company or any of its Subsidiaries, as may be required under applicable law or regulation in the jurisdiction in which such employees are employed by the Company or any of its subsidiaries; (ii) to any Governmental Entity, as may be required under applicable law or otherwise from the Company or any of its Subsidiaries; and (iii) as may be required under any collective bargaining agreement applicable to employees of the Company or any of its Subsidiaries. A list of such notice or information requests is set forth in Section 6.12(e) of the Company Disclosure Schedule.

         SECTION 6.13. Interests in Subsidiaries. The Company shall use its reasonable best efforts to cause, effective as of the Effective Time, each person set forth in Exhibit E hereto to transfer to Parent or Parent's designee all equity interests held by such Person in the Subsidiary or Subsidiaries of the Company set forth opposite such Person's name on Exhibit E.

         SECTION 6.14. Management Agreement. The Company shall terminate the Management Agreement at or prior to Closing.

         SECTION 6.15.  Debt.

                  (a) Following the Closing, the Parent will cause Seminis Vegetable Seeds, Inc. to comply with its obligation to make a "Change of Control Offer" in accordance with Section 4.08 of the Company Indenture.

                  (b) On or after the Closing Date, the Parent will cause Seminis Vegetable Seeds, Inc. to pay when due any amounts which may become due under the Company Credit Agreement as a result of the consummation of the Merger, including any amounts which may become due as a result of Section 7.01(h) thereof.

                                  ARTICLE VII.

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 7.1.  Conditions to the Merger.

                  (a) The obligation of the Company to consummate the Merger and the other transactions contemplated hereby is subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of each of the following conditions:

                           (i) Accuracy of Representations and Warranties. The representations and warranties made by Parent and Merger Sub herein, disregarding all qualifications and exceptions contained herein relating to materiality or Parent Material Adverse Effect or words of similar import, shall be true and correct on the date hereof and on the Closing Date as if made on and as of such dates (except for representations and warranties that are made as of a specified date, which shall be true and correct only as of such specified date) with only such exceptions as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                           (ii) Compliance with Covenants. Each of Parent and Merger Sub shall have performed in all material respects (or with respect to any obligation or agreement qualified by materiality or Parent Material Adverse Effect, in all respects) all obligations and agreements, and complied in all material respects (or with respect to any covenant qualified by materiality or Parent Material Adverse Effect, in all respects) with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                           (iii) Officer's Certificates. The Company shall have received a certificate of Parent, dated as of the Closing Date, signed by an executive officer of Parent to evidence satisfaction of the conditions set forth in Sections 7.1(a)(i) and (ii).

                  (b) The obligation of Parent and Merger Sub to consummate the Merger and the other transactions contemplated hereby is subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of each of the following conditions:

                           (i) Accuracy of Representations and Warranties. The representations and warranties made by the Company herein, disregarding all qualifications and exceptions contained herein relating to materiality or Company Material Adverse Effect or words of similar import, shall be true and correct on the date hereof and on the Closing Date as if made on and as of such dates (except for representations and warranties that are made as of a specified date, which shall be true and correct only as of such specified date) with only such exceptions as would not have, individually or in the aggregate, a Company Material Adverse Effect.

                           (ii) Compliance with Covenants. The Company shall have performed in all material respects (or with respect to any obligation or agreement qualified by materiality or Company Material Adverse Effect, in all respects) all obligations and agreements, and complied in all material respects (or with respect to any covenant qualified by materiality or Company Material Adverse Effect, in all respects) with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                           (iii) Approvals. All clearances and approvals listed in Section 7.1(b)(iii) of the Company Disclosure Schedule ("Required Approvals") shall have been obtained by the Company and shall remain in full force and effect; provided, however, that this condition shall be deemed satisfied fifteen days after all clearances and approvals listed in Section 7.1(b)(iii)(A) of the Company Disclosure Schedule have been obtained by the Company.

                           (iv) Officer's Certificate. Parent shall have received a certificate of the Company, dated as of the Closing Date, signed by an executive officer of the Company to evidence satisfaction of the conditions set forth in Sections 7.1(b)(i) and (ii).

                           (v) No Litigation. After the date hereof, there shall not be (A) any new suit, action or proceeding by any Governmental Entity or any other Person or (B) any development in any existing suit, action or proceeding by any Governmental Entity or any other Person that, in any such case is more likely than not, individually or in the aggregate, to have a Company Material Adverse Effect (for purposes of this clause (v) only, excluding the reference to the phrase "or is reasonably expected to be" from the definition of Company Material Adverse Effect).

                           (vi) Foreign Investment in Real Property Tax Act. Parent shall have received duly executed and acknowledged affidavits of the Company, in form substantially identical to those attached hereto as Exhibit D in accordance with Treasury Regulation Sections 1.1445-2(c)(3), 1.897-2(g), 1.897-2(g) and 1.897-2(h), certifying that each "interest" in the Company (within the meaning of Section 897(c)(1) of the Code) is not a "United States real property interest" within the meaning of
          Section 897(c) of the Code.

         SECTION 7.2. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger and the other transactions contemplated hereby are further subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the parties hereto to the extent permitted by applicable law:

                  (a) Statutes; Court Orders. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, issued or enforced by any Governmental Entity that prohibits, restrains, enjoins, precludes or restricts the consummation of the Merger.

                  (b) Stockholder Approval. The Company Stockholder Approval shall have been validly obtained under the DGCL and the Company's certificate of incorporation and bylaws.

                                  ARTICLE VIII.

                         TERMINATION; AMENDMENT; WAIVER

        SECTION 8.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

                  (a) by mutual written consent duly authorized by the Company Board and the board of directors of Parent;

                  (b) by Parent or the Company, if (i) any Governmental Entity shall have enacted, entered, promulgated, issued or enforced a final statute, rule, regulation, executive order, decree, ruling or injunction (which statute, rule, regulation, executive order, decree, ruling or injunction the parties hereto shall use their commercially reasonable efforts to reverse, overturn or lift) or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable, or (ii) the Effective Time shall not have occurred on or before the Outside Date; provided, however, that the right to terminate this Agreement under this clause (ii) shall not be available to any party hereto whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Outside Date;

                  (c) by Parent, if there shall have been a material breach of any of the Company's representations, warranties or covenants, which breach (A) would give rise to the failure of a condition set forth in Section 7.1(b) or
Section 7.2, and (B) is not capable of being cured prior to the Outside Date or, if curable, has not been cured within 20 Business Days following receipt by the Company of written notice from Parent and Merger Sub of such breach; or

                  (d) by the Company, if there shall have been a material breach of any of Parent's or Merger Sub's representations, warranties or covenants, which breach (i) would give rise to the failure of a condition set forth in
Section 7.1(a) or Section 7.2 and (ii) is not capable of being cured prior to the Outside Date or, if curable, has not been cured within 20 Business Days following receipt by Parent and Merger Sub of written notice from the Company of such breach.

         SECTION 8.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party or parties in accordance with
Section 9.4, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any liability on the part of any of the Company or its Subsidiaries or its Affiliates or Parent or its Affiliates or their respective directors, officers, employees or stockholders, other than the provisions of this Section
8.2 and Section 8.3; provided, however, that nothing contained in this Section
8.2 shall relieve any party from liability for any willful and material breach of this Agreement.

         SECTION 8.3. Expenses. Except as specifically provided in this Section 8.3, all costs and expenses incurred in connection with this Agreement, the Related Agreements, the Merger, the Related Transactions and the other transactions contemplated by this Agreement and the Related Agreements shall be paid by the party incurring such expenses, regardless of whether the Merger and the Related Transactions or any other transaction contemplated by this Agreement or the Related Agreements is consummated. Unless previously paid by the Company, Parent shall pay the expenses listed in Section 8.3 of the Company Disclosure Schedule at the Closing.

         SECTION 8.4. Amendment. This Agreement may be amended at any time by an instrument in writing signed by all of the parties.

         SECTION 8.5. Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX.

                                  MISCELLANEOUS

         SECTION 9.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time.

         SECTION 9.2. Entire Agreement; Assignment. This Agreement, the Related Agreements (including the schedules and Exhibits hereto and thereto) and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent may assign any or all of its rights and obligations under this Agreement to an Affiliate of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 9.3. Severability. If any provision of this Agreement, or the application thereof to any Person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any provision is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a manner acceptable to all parties hereto.

         SECTION 9.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing (including by facsimile with written confirmation thereof) and unless otherwise expressly provided herein, shall be delivered during normal business hours by hand, by Federal Express or other nationally recognized overnight commercial delivery service, or by facsimile notice, confirmation of receipt received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

                  (a) If to Parent or Merger Sub:

                           Monsanto Company
                           800 North Lindbergh Boulevard
                           Saint Louis, Missouri 63167
                           Attention:  General Counsel
                           Facsimile:  (314) 694-6399

                           With copies, which will not constitute notice, to:

                           Willkie Farr & Gallagher LLP
                           787 Seventh Avenue
                           New York, New York 10019
                           Attention:  William H. Gump, Esq.
                           Facsimile:  212-728-8111

                  (b) If to the Company:

                           Seminis, Inc.
                           2700 Camino del Sol
                           Oxnard, California 93030-7967
                           Attention:  Chief Executive Officer
                           Facsimile:  805-918-2530

                           With copies, which will not constitute notice, to:

                           Seminis, Inc.
                           2700 Camino del Sol
                           Oxnard, California 93030-7967
                           Attention:  General Counsel
                           Facsimile:  805-918-2530

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attention:  Mitchell S. Presser, Esq.
                           Facsimile:  212-403-2000

         SECTION 9.5. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

                  (b) The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the courts of the State of Delaware sitting in the County of New Castle and the United States District Court for the State of Delaware in any suit, action or proceeding seeking enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Merger. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such courts, and (ii) any claim that any suit, action or proceeding brought in such courts has been brought in an inconvenient forum.

                  (c) EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

         SECTION 9.6. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled, without posting a bond or similar indemnity, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 9.7. Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or


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
"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Notwithstanding anything in this Agreement to the contrary, each of the parties agrees to use its best efforts to obtain any Required Approval.

         SECTION 9.8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Section 6.8 and as otherwise explicitly provided in this Agreement, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                   MONSANTO COMPANY




                                   By:  /s/ Hugh Grant
                                        -------------------------------------
                                        Name:    Hugh Grant
                                        Title:   Chairman, President and Chief
                                                 Executive Officer

                                   MONSANTO SUB, INC.




                                   By:  /s/ Terrell K. Crews
                                        -------------------------------------
                                        Name: Terrell K. Crews
                                        Title: President

                                   SEMINIS, INC.




                                   By: /s/ Bernardo Jimenez
                                       --------------------------------------
                                       Name:  Bernardo Jimenez
                                       Title: CFO